AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2003.

                                          REGISTRATION STATEMENT NO. 333-102182




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                          ----------------------------
                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                  I SITES INC.
                 (Name of Small Business Issuer in its Charter)


              Florida                  5961                    65-0929565
              -------                  ----                    ----------
      (State or Jurisdiction of   (Primary Standard          (I.R.S. Employer
           Incorporation or           Industrial              Identification
             Organization)        Classification Code            Number)
                                       Number)

                              1021 Ives Dairy Road
                                    Suite 117
                              Miami, Florida 33179
                                 (888) 598-8677
                                ---------------
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                          ----------------------------
                                    Brian D. Cohen
                                      President
                                     I Sites Inc.
                           1021 Ives Dairy Road, Suite 117
                                 Miami, Florida 33179
                                    (888) 598-8677
                                    --------------
              (Name, Address and Telephone Number of Agent for Service)



                                    Copy to:

                            Alfred G. Smith, II, Esq.
                               Shutts & Bowen LLP
                      201 S. Biscayne Boulevard, Suite 1500
                              Miami, Florida 33131
                                 (305) 379-9147
                              (305) 381-9982 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

 TITLE OF EACH                      PROPOSED        PROPOSED
    CLASS OF                        MAXIMUM         MAXIMUM
SECURITIES TO BE  AMOUNT TO BE   OFFERING PRICE    AGGREGATE       AMOUNT  OF
   REGISTERED      REGISTERED       PER UNIT    OFFERING PRICE  REGISTRATION FEE
   ----------      ----------       --------    --------------  ----------------

Common Stock     400,000 Shares   $5.00 per share  $2,000,000       $184.00
-------------    --------------   ---------------  ----------       -------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED February 11, 2003.

                                   PROSPECTUS

                                  I SITES INC.

                                 400,000 Shares

                                  Common Stock

     We are offering 400,000 shares of our common stock. There is currently no public market for our common stock, and we do not expect a public market to develop after the offering. The price to the public in the offering is $5.00 per share.

     INVESTING IN THE SHARES INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

     We will not utilize an underwriter to offer the shares. Instead, certain of our executive officers will offer the shares on our behalf on a "best efforts" basis. These officers will not receive any commissions or additional compensation for these efforts.

     The offering is not subject to the sale of any minimum number of shares. Accordingly, we will retain all amounts which we receive.

     The expiration date of the offering is July 31, 2003. We also have the right to terminate the offering at any time.

     Each subscriber must agree to purchase a minimum of 200 shares. Subscribers may not revoke their subscriptions without our consent. We may accept or reject any subscription offer, in whole or in part, in our discretion.


            PRICE TO PUBLIC  UNDERWRITING COMMISSIONS(1)  PROCEEDS TO COMPANY(2)
            ---------------  ---------------------------  ----------------------

Per Share                  $5.00               None                      $5.00

Maximum Offering   $2,000,000.00               None              $2,000,000.00

(1) We plan to offer and sell the shares directly to investors through our executive officers who will be acting on our behalf. They will not receive any commissions or other compensation for selling shares. We have not retained any underwriters, brokers or placement agents in connection with this offering. However, we could use NASD registered broker-dealers to sell shares. If we do, we may pay them a commission of up to 10% and a non-accountable expense allowance of up to 3% of the gross proceeds from the shares they sell.

(2) Before deducting any commissions and expenses we may pay to any NASD registered broker-dealers we may retain and before deducting offering expenses estimated to be $35,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The  date  of  this  prospectus  is  __________,  2003.


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

     In this prospectus, "I-Sites," the "Company," "we," and "our" refer to I-Sites, Inc., a Florida corporation.

     We effected a one for two reverse stock split on February 10, 2003. Unless otherwise noted, all share amounts in this prospectus, other than share amounts set forth in the historical financial statements, have been restated to reflect this stock split.

                                TABLE OF CONTENTS

Prospectus  Summary                                                            6
     Our Address and Telephone Number                                          7
The  Offering                                                                  8
Risk  Factors                                                                 10
FORWARD-LOOKING  STATEMENTS                                                   20
TERMS  OF  OFFERING                                                           21
     Minimum  Subscription                                                    21
     Plan of  Distribution                                                    21
     Minimum  Offering                                                        21
     Expiration  Date                                                         21
     Issuance  of  Shares                                                     21
     Cancellation  of  Offering                                               21
     How  to  Subscribe                                                       21
     Other  Subscription  Terms                                               22
     Additional  Information                                                  22
USE  OF  PROCEEDS                                                             23
DILUTION                                                                      24
CAPITALIZATION                                                                25
DIVIDEND  POLICY                                                              26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF                                       27
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                                 30
BUSINESS                                                                      34
MANAGEMENT                                                                    43
     Executive  Officers  and  Directors                                      43
     Executive  Compensation                                                  43
     Board  Compensation                                                      44
     Certain  Transactions                                                    44
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              46
     Beneficial  Ownership  of  Management  Following  Offering               47
DESCRIPTION OF CAPITAL STOCK                                                  48
     Transfer Agent and Registrar                                             50
     Limited Liability and Indemnification                                    50
PLAN OF DISTRIBUTION                                                          52
LEGAL MATTERS                                                                 54
EXPERTS                                                                       54
WHERE YOU CAN FIND MORE INFORMATION                                           54

EXHITBIT A - Subscription Agreement                                          A-1

     PROSPECTUS  SUMMARY

     You should read this summary together with the more detailed information appearing elsewhere in this prospectus.

INTRODUCTION

     The name of our company is I-Sites, Inc. We were incorporated under the laws of the State of Florida in April 1999. We are in the process of establishing an internet-based retail business which is designed to offer a wide variety of products to the general public at attractive prices.

BACKGROUND

     We have not yet commenced operations. To date, our only material activities have been to develop the software for our business and to establish relationships with potential suppliers to our business. We are a development stage entity and our ability to commence operations is subject to uncertainty. The discussion of our business in this prospectus is based on the products and services that we intend to provide. If and when we commence business, we may offer products and services which are different from those described in this prospectus.


OUR  PROPOSED  BUSINESS

     Our plan is to offer a wide variety of products to the general public at attractive prices through an easy to use website. The website address for our new business will be "www.buybrations.com." At the time that we launch our website to the general public, we plan to offer products in the following major categories:

     Apparel
     Art/Art  Supplies
     Automotive  Products
     Baby  Products
     Books/Publications
     Cameras/Photography  Supplies
     Candles/Incense  &  Potpourri
     Collectibles
     Computer  Products
     Electronics
     Fashion  Accessories
     Garden  &  Lawn
     Gifts  &  Souvenirs
     Handbags/Luggage
     Hardware
     Health  &  Beauty
     Holiday/Seasonal
     Housewares/Home
     Jewelry
     Knives
     Leather
     Music
     Novelties
     Perfume/Fragrances
     Pet Supplies
     Shoes/Footwear
     Sporting  Goods
     Toys/Games  &  Hobbies
     Videos  &  DVD's
     Watches

     We will obtain products from vendors who have agreed to sell them to us. These vendors principally consist of manufacturers and distributors. We will mark-up the price of these products and offer them to consumers through our website. We will arrange for all products to be shipped directly from the vendors to consumers. As a result, we will not hold any inventory.

     When a consumer places an order for a product, we will require the consumer to pay us by credit card for our selling price of the product. At the same time, our website will electronically place an order with the appropriate vendor for the product. At that point, we will be required to pay the vendor for the product, unless the vendor has agreed to extend us credit. We will generate revenues from the mark-up on the products sold through our website. We expect that these mark-ups will range from 10% to 200%. In most cases, we plan to establish the mark-up for a product based on the difference between the price we pay the vendor for the product and the manufacturer's suggested retail price, with the goal of pricing the product slightly below the manufacturer's suggested retail price. We may increase the mark-up if we believe that the product is not readily available from other sources, or if the demand for the product is high.

OUR  ADDRESS  AND  TELEPHONE  NUMBER

     The address of our principal executive offices is 1021 Ives Dairy Road, Suite 117, Miami, Florida 33179 and our telephone number is (888) 598-8677.

                                  THE OFFERING


Securities Offered for Sale:        We are offering 400,000 shares of our common
                                    stock. See "Description of Capital Stock" for a description of the shares.

Price  to  Public:                  $5.00  per  share

Shares to be Outstanding
after the Offering:                 We  currently  have  1,969,133  shares
                                    outstanding,  We will  have  a  maximum  of
                                    2,369,133  shares  outstanding  after  the
                                    offering.
Expiration  Date:                   The offering will  expire on  July 31, 2003.

Minimum Purchase:                   Each  subscriber must agree  to  purchase  a
                                    minimum  of  200  shares.

Minimum  Offering:                  The  consummation  of  the  offering  is not
                                    subject to the sale of any minimum number of shares. We will retain all amounts which we receive in the offering.

Plan of Distribution                The  shares  are being offering and sold
                                    on a non-underwritten basis directly by certain of our officers, although we may retain the services of one or more NASD registered broker-dealers to offer and sell shares on our behalf. Any broker-dealers we retain may receive a commission and non-accountable expense allowance on its sales as described on the cover page of this prospectus. No broker-dealer has been retained as of this date.

Use  of  Proceeds:                  We  will  receive  a  maximum  of $2,000,000
                                    in proceeds from this offering.

                                    We will utilize these proceeds in the following order of priority:

                                        We will pay the costs of the offering, which are estimated at $35,000.

                                        We will utilize up to $1,500,000 to fund our marketing plan.

                                        We will utilize any remaining proceeds to increase our working capital reserve. See "Use of Proceeds."

Risk  Factors:                      You should read the "Risk Factors" beginning
                                    on page 10 before deciding to invest in our shares.

                                  RISK FACTORS

     An investment in our common stock involves a substantial degree of risk. You should carefully consider the risks below and other information in this prospectus before deciding to invest in our common stock.

     WE HAVE A HISTORY OF LOSSES AND EXPECT THAT LOSSES WILL CONTINUE IN THE FUTURE.

As of September 30, 2002, we had an accumulated deficit of $420,300. We incurred a net loss of $3,700 for the year ended December 31, 2001 and a net loss of $399,000 for the nine months September 30, 2002. We have incurred substantial costs to develop our website and infrastructure. In order to commence and expand our business, we intend to invest in sales, marketing, operations, information systems, website development and additional personnel to support these activities. We therefore expect to continue to incur substantial operating losses for the foreseeable future. Our ability to become profitable depends on our ability to commence operations and generate and sustain sales, while maintaining reasonable expense levels, all of which are uncertain in light of our absence of a prior operating history.

     WE  FACE  SUBSTANTIAL  UNCERTAINTIES  IN  ESTABLISHING  OUR  BUSINESS.

     To date, our only material business activities have been the development of the software for our proposed internet-based retail business and contracting with vendors to supply us with products. We have not generated any revenues.

We believe we must complete the following steps in order to establish a successful business:

     Complete the testing of the software for our online retail business and related e-store distribution channel.

     Complete  the  integration  of  vendor  product  lists  on  our  database.

     Maintain  our  website  and  provide  appropriate  customer  support.

     Market  our  website  to  consumers.

     Market  our  e-store  distribution  channel  to  potential  users.

     Obtain  additional  funding  to  implement  our  business  plan.

     Locate  additional  vendors  to  sell  products  on  our  website.

     Establish  our  tradename.

     Attract  and  retain  necessary  personnel.

     If   we  are  unable to accomplish one or more of these goals, our business may  fail.

     WE  ARE  UNCERTAIN  THAT  OUR  SOFTWARE  WILL  FUNCTION  PROPERLY.

     In August 2002, we installed the software for our online retail business on the server provided by our website hosting company. At that time, we believed that this software was substantially complete and that we would be able to launch our online retail business during October 2002. Since that time, we have delayed the launch in order to address the following issues:

                  We have been required to devote significant time and effort to the process of adding products to our website. This process has taken more time than originally expected because the information provided by many of our vendors was not in a format which could be easily added to our database. In those cases, we have been required to reformat this data. At the present time, we have incorporated approximately 1,500,000 products to our database and are testing our database software to confirm that it performs in accordance with our expectations. Once this testing is completed, we intend to continue adding products. At the present time, we plan to have at least 5,000,000 products available on our website at the time we launch our website to the general public.


                  In  October  2002, we elected to modify our software to expand the number of product sub-categories within our website. We decide to do this in order to make the website easier for consumers to use. This process required us to modify the software and the way in which we entered product data received from vendors.


                  In  November  2002, we decided  to modify our software so that each customer order would automatically generate shipping instructions to a national courier service. This feature is designed to simplify the shipment of products from vendors to consumers because our system will notify the shipper by email to pick up the product from the vendor at the time the customer places an order. The integration of this software to our system was completed during January 2003.


                  During  the fall of 2002, we tested our  software  to  confirm that it works in accordance with our expectations. During this process, we uncovered several minor problems with the manner in which the software functions, such as the ability of a user to move between product categories without returning to our home page. We were required to modify our software to address these problems. We are continuing to test our software so that it will function in the manner we planned.



     We currently have the ability to process customer orders through our website. However, we do not expect that we will have 5,000,000 products available through our website until February 2003. Accordingly, we believe that we will not launch the website for general public use until February 2003.

In light of the foregoing, we have not yet established that our software will function properly or perform in accordance with our expectations. If the software does not work properly, we may be required to redesign or upgrade the software. This could delay the launch of our retail business. Furthermore, if we are unable to resolve these problems, we may be unable to commence or operate our business.

     WE  NEED  TO  OBTAIN  ADDITIONAL FUNDING IN ORDER TO IMPLEMENT OUR BUSINESS
PLAN.

     During June 2002, we commenced a private placement of our common stock. We received $1,280,600 from this offering which was completed in November 2002. We expect that these funds will be sufficient to allow us to launch our website and operate our business for the next 12 months, assuming that we do not encounter further delays in launching our website, that we generate revenues at projected levels, and that we are not required to establish large reserves with our credit card processors.

     Our expenses during the next 12 months are expected to consist primarily of salaries, software maintenance expenses, technical support costs, marketing expenses, credit card processing fees and other administrative costs such as rent, electricity and telephone. We plan to fund these expenses from our existing cash resources and revenues from our website.

     We expect that we may be required to establish reserves with our credit card processors in order to receive card processing services. At the present time, we have entered into arrangements with two credit card processors which allows us to process up to $180,000 per month in credit card sales. These arrangements do not require us to establish any reserves. We believe that we will be able to increase this level significantly after our business is launched. We are seeking to establish relationships with other processors. These processors may require us to establish reserves to cover potential charge backs and returns. Depending on the levels of our sales, and the reserve percentage required by these processors, we could be required to utilize a substantial amount of working capital for this purpose.

     We plan to undertake a significant marketing effort after we launch our website. The scope of these marketing efforts will largely depend on the amount of our working capital.

     We currently plan to raise additional working capital through the sale of our common stock in this offering. We plan to utilize the proceeds to pay marketing expenses, to establish reserves with credit card processors (if required), and to provide us with additional funds to address unexpected working capital requirements.

     We may encounter significant difficulties in raising capital in light of the fact that we have not yet commenced operations and have not yet generated any revenues. If we are unable to obtain the necessary funding, we would need to modify our business plan or discontinue our business.

     WE CURRENTLY DO NOT HAVE ALL OF THE PERSONNEL REQUIRED TO IMPLEMENT OUR BUSINESS PLAN.

     As of January 31, 2003, we had a total of 12 employees. These employees included our two officers, who began to devote substantially all of their business time and effort to our business in July 2002. We have also entered into a one-year contract with Pyxis to provide us with software maintenance services and additional software support. We believe that Pyxis will be able to provide us with appropriate support for our software during the next year.


     Although we have been able to address many of our personnel needs during the last three months, we still need to hire additional personnel in the areas of accounting, customer service and marketing in order to operate our business as planned. Furthermore, our future performance will be substantially dependant on our ability to hire and retain employees with the experience and skills to implement our business plan. If we are unable to attract and retain these personnel, it would have a material adverse effect on our business prospects, financial condition, and results of operations.

     WE  DO  NOT  HAVE  AN  EXPERIENCED  CHIEF  FINANCIAL  OFFICER.

At the present time, our President, Brian Cohen, serves as our chief financial officer. He does not have significant experience in this area, and we are currently seeking to hire an experienced individual to serve in this role. If we are unable to obtain an experienced individual, our ability to generate accurate financial statements on a timely basis may be impaired. Furthermore, our ability to establish appropriate accounting controls and systems may also be impaired. This could result in the failure to collect revenues that are due, overpayment for products and other accounting related problems. These problems could have a material adverse effect on our business, financial condition or results of operations.

     WE  ARE  HEAVILY  DEPENDENT  ON  THIRD-PARTY  RELATIONSHIPS.

     Once we commence operations, we will be heavily dependent upon our relationships with our vendors, our web hosting provider and Pyxis to service our customers' needs. In light of our absence of an operating history, we are unable to determine whether these third parties will be able to reliably provide the services to our customers. The failure of our vendors, our web-hosting company or Pyxis to properly perform their services could have a material adverse effect on our business prospects, financial condition, and results of operations. Our business is also generally dependent upon our ability to obtain the services of other persons and entities necessary for the development and maintenance of our business. If we fail to obtain the services of any such persons upon which we are dependent on satisfactory terms, or if we were unable to replace such a relationship, it would have a material adverse effect on our business prospects, financial condition, and results of operations.

     WE WILL BE SUBJECT TO SIGNIFICANT COMPETITION FROM MORE ESTABLISHED WEB-BASED BUSINESSES.

     As a new company in the internet retail business, our ability to compete effectively with the other companies in this market is subject to substantial uncertainty. There are a large number of well-established internet-based retailers, which enjoy significant advantages in terms of consumer recognition and loyalty, financial resources and prior operating history. If we are not able to compete successfully, our business may not be successful.

     WE DO NOT HAVE LONG-TERM CONTRACTS WITH OUR VENDORS AND THEREFORE THE AVAILABILITY OF PRODUCTS IS AT RISK.

     Although we believe we can establish and maintain relationships with manufacturers and third-party distributors who will offer competitive sources of products, there can be no assurance that we will be able to obtain the quantity, selection and brand quality of the items that we believe is necessary. All of our contracts with vendors may be terminated upon notice from the vendors. As a result, there can be no assurance that our current vendors would continue to sell products to us on current terms or that we would be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. If we are unable to develop and maintain relationships with vendors that allow us to obtain sufficient number and variety of products, on acceptable commercial terms, our business, prospects, financial condition, and results of operations would be adversely affected.

     WE  ARE  NEW  TO THE INDUSTRY AND NEED TO ESTABLISH BRAND-NAME RECOGNITION.

     We believe that establishing, maintaining and enhancing our brand is a critical aspect of our efforts to establish and expand our proposed online retail business. Our ability to promote buybrations.com will depend largely on our success in providing a high-quality online experience supported by a high level of customer service, which cannot be assured. In addition, to attract and retain online users, and to promote and maintain buybrations.com in response to competitive pressures, we may find it necessary to expend substantial amounts on advertising and marketing. If we are unable to provide high-quality online services or customer support, or otherwise fail to promote and maintain the buybrations.com name, or if we incur excessive expenses in an attempt to promote and maintain our trade name, our business prospects, financial condition, and results of operations would be materially and adversely affected.

     A KEY ELEMENT OF OUR STRATEGY IS TO GENERATE A HIGH VOLUME OF TRAFFIC ON AND USE OF BUYBRATIONS.COM.

     The satisfactory performance, reliability and availability of buybrations.com, the related transaction processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service levels. Our revenues will depend on the number of visitors who shop on buybrations.com and the volume of orders we can handle. Unavailability of our website or reduced order fulfillment performance could reduce the volume of goods sold and could also adversely affect consumer perception of our brand name. We may experience periodic system interruptions from time to time. If there is a greater than expected volume of traffic on buybrations.com or the number of orders placed by customers, we would be required to expand and further upgrade our technology, transaction processing system and network infrastructure. There could be no assurances that we will be able to accurately project the rate or timing of increases, if any, in the use of our website or expand or upgrade our system and infrastructures to accommodate such increases on a timely basis.

     WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     Third parties may assert infringement claims against us. These claims and any resulting litigation, if it occurs, could subject us to significant liability for damages. In addition, even if we prevail, litigation could be time-consuming and expensive and could result in the diversion of our time and attention. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into agreements with the third parties making these claims. We could also incur substantial costs in asserting our intellectual property or proprietary rights.

     WE  CANNOT  GUARANTEE  THE  PROTECTION  OF  OUR  INTELLECTUAL  PROPERTY.

     Our intellectual property will be critical to our success, and we intend to rely on trademark, copyright, and trade secret protection to protect our proprietary rights. Third parties may infringe or misappropriate our trademarks or other proprietary rights, which could have a material adverse effect on our business, prospects, results of operations or financial condition. While we plan to enter into confidentiality agreements with our employees, consultants and strategic partners and generally control access to and distribution of our proprietary information, these steps may not prevent misappropriation. We are pursuing registration of our key trademarks in the United States. Effective trademark, copyright and trade secret protection may not be available in every country in which our products will be available. We intend to effect appropriate registrations internationally and domestically as we expand our operations. There can be no assurance that the United States or foreign jurisdictions will afford us any protection for our intellectual property. There also can be no assurance that any of our intellectual property rights will not be challenged, invalidated or circumvented. In addition, we do not know whether we will be able to defend our proprietary rights since the validity, enforceability and scope of protection of proprietary rights in internet-related industries is uncertain and still evolving.

     UNAUTHORIZED  SECURITY  BREACHES  TO  OUR  SERVICE COULD HARM OUR BUSINESS.

     A fundamental requirement for online commerce and communications is the secure transmission of confidential information over public networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. In addition, we will maintain a confidential database of customer profiles and transaction information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms we plan to use to protect customer transaction and personal data contained in our customer database. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation, business, prospects, results of operations and financial condition. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

     OUR BUSINESS COULD BE HARMED BY CONSUMERS' CONCERNS ABOUT THE SECURITY OF TRANSACTIONS OVER THE INTERNET.

     Concerns over the security of transactions conducted on the internet and commercial online services and the privacy of users may also inhibit the growth of the internet and commercial online services, especially as a means of conducting commercial transactions.

     WE FACE LEGAL UNCERTAINTIES RELATING TO THE INTERNET IN GENERAL AND TO OUR INDUSTRY IN PARTICULAR AND MAY BECOME SUBJECT TO COSTLY GOVERNMENT REGULATION.

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, it is possible that laws and regulations may be adopted that would apply to the internet and other online services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

     The applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and online commerce could have a material adverse effect on our business, prospects, financial condition and results of operations. If we were alleged to have violated federal, state or foreign, civil or criminal law, even if we could successfully defend such claims, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

     WE  FACE  UNCERTAINTIES  RELATING  TO  SALES  AND  OTHER  TAXES.

We are not currently required to pay sales or other similar taxes in respect of shipments of goods into states other than the State of Florida. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies such as our company that engage in online commerce. In addition, any new operation in states outside Florida could subject shipments into such states to state sales taxes under current or future laws. A successful assertion by one or more states or any foreign country that the sale of products by us is subject to sales or other taxes, could have a material adverse effect on our business, prospects, financial condition and results of operations.

     WE WILL BE SUBJECT TO POTENTIAL CONFLICTS OF INTEREST DUE TO THE CONTROL OF OUR COMPANY BY OUR PRINCIPAL SHAREHOLDER.

     Our principal shareholder, www.inspectedsites.com, Inc. ("Inspectedsites"), currently owns 60.5% of our outstanding stock. As a result, Inspectedsites will be able to control all of our activities. Furthermore, our two directors, Brian Cohen and Nathan Cohen, also serve as executives of Inspectedsites. Mr. Brian Cohen is also the principal shareholder of Inspectedsites.

     Inspectedsites is currently in the business of operating a web-based business directory and web-hosting business. As a result, it is possible that the business activities of Inspectedsites and our activities may overlap and compete. If this occurs, our directors may be subject to conflicts of interests in determining how to address such competition. These conflicts could result in a loss of revenues to our company and adversely affect our potential profitability.

     WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK FOR THE FORESEEABLE FUTURE.

     We expect to retain any earnings in order to increase our capital. As a result, we do not anticipate that we will pay dividends on our common stock in the foreseeable future.

     BECAUSE  OUR  MANAGEMENT  ARBITRARILY DETERMINED THE OFFERING PRICE FOR THE
SHARES,  THE  OFFERING  PRICE  MAY  EXCEED  THE FAIR MARKET VALUE OF OUR SHARES.

     Prior to the offering, there was no trading market in our common stock. Our directors arbitrarily determined the offering price without the assistance of underwriters or other valuation experts. Our directors considered the status of our development and general market conditions, among other factors, in determining the offering price. Nevertheless, the offering price bears no direct relationship to the amount of our assets, book value, shareholders' equity or other typical criteria of value, and may exceed the fair market value of our shares and price at which shares may be sold after the offering. Consequently, you may lose a portion of your investment simply as a result of an inaccurately determined offering price.

     THIS OFFERING IS NOT UNDERWRITTEN AND, THEREFORE YOU WILL NOT HAVE THE BENEFIT OF DUE DILIGENCE AND SELLING EFFORTS NORMALLY PERFORMED BY UNDERWRITERS.

     There is no underwriter for this offering. Therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter being involved in, among other things, the preparation of disclosures and the pricing of the common stock offered by this prospectus. We are not in the business of selling and distributing securities. Accordingly, there is no prior history from which investors may judge our ability to complete this offering. In addition, since our common stock is being offered on the "best efforts" basis, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering. See "Plan of Distribution."

     FUTURE  SALES  OF  OUR  COMMON  STOCK COULD DEPRESS THE PRICE OF OUR COMMON
STOCK.

     After the offering, the market price of our common stock could be materially and adversely affected by the sale or the availability for sale of shares now held by our existing shareholders. After the offering, we will have a minimum of 1,969,133 shares and a maximum of 2,369,133 shares of common stock outstanding.

     All of the shares sold in the offering as well as 300,000 of our currently outstanding shares will be eligible for sale without restriction. Additionally, approximately 1,800,000 outstanding shares are eligible for public sale under Rule 144. Sales of a substantial number of shares of our common stock after this offering could depress the market value of our shares if a public market were to develop. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock.

     OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" WHICH MAY MAKE IT DIFFICULT FOR US TO OBTAIN MARKET MAKERS FOR OUR SHARES.

     The SEC has adopted a number of rules to regulate "penny stocks." A penny stock is generally defined to be any equity security not listed on Nasdaq or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions which, at least for a significant period of time, will not be applicable to our common stock. Our shares may constitute a "penny stock," within the meaning of these rules. The rules impose special sales practice requirements upon broker-dealers that sell penny stocks to parties other than established customers or accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for certain purchasers, make special lengthy disclosures in a form designated by the SEC, provide detailed written disclosure to buyers of current price quotations for our shares and of any sales commissions or other compensation payable to any broker or dealer or any other related person involved in the transaction, and receive the purchaser's written agreement to the transaction prior to the sale. These rules may limit the ability or willingness of broker-dealers to make a market in our shares and may limit the ability of our stockholders to sell in the secondary market through broker-dealers or otherwise. We also understand that many brokerage firms discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these rules. The rules may, therefore, affect the ability of owners of our shares to sell their shares in any market that may develop for our common stock.

     YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE NET TANGIBLE BOOK VALUE OF YOUR SHARES.

     Investors purchasing shares of common stock in this offering will incur immediate and substantial dilution in their shares. As of September 30, 2002, the book value of one share of common stock was $0.37, or $0.63 less than the offering price of $5.00 per share. If we were to sell a maximum of 400,000 shares in the offering, then the pro forma book value as of September 30, 2002 would have been $1.21, or $3.79 less the offering price of $5.00 per share.

     CERTAIN PROVISIONS OF FLORIDA LAW MAY DISCOURAGE OR PREVENT A TAKEOVER OF OUR COMPANY AND RESULT IN A LOWER MARKET PRICE FOR OUR COMMON STOCK.

     Florida law and certain federal regulations contain certain anti-takeover provisions that apply to us. While these provisions may provide us with flexibility in managing its business, they could discourage potential buyers from seeking to acquire us, even though certain shareholders may wish to participate in the transaction. These provisions could also adversely affect the market price of our common stock. See "Description of Capital Stock -- Anti-Takeover Provisions" for a discussion of these anti-takeover provisions.

     YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES BECAUSE IT IS UNLIKELY THAT A PUBLIC MARKET FOR OUR SHARES WILL DEVELOP AFTER THE OFFERING.

     There is no established public market for our common stock and we do not expect a public market to develop in the future. We do not currently have any brokers or other persons who make a market in our common stock.

After the offering, we intend to approach one or more market makers to request them to add our shares to the OTC Bulletin Board. The inclusion of our shares on the OTC Bulletin Board requires the approval of the National Association of Securities Dealers. Accordingly, there can be no assurance that our shares will be included on the OTC Bulletin Board.

     The absence of a public market for our shares will make it difficult for you to resell your shares and is likely to depress the prices which you would receive from any sale of your shares.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about our future financial condition, results of operations and business. These statements may include statements for the period following the consummation of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following possibilities:

-     failure  of  our  new  software  to  perform  as  designed.

-     failure  to  attract  customers  to  our  website.

-     delays  in  the  fulfillment  of  customer  orders.

-     higher  than  expected  costs  in  operating  our  business.

-     retaining  key  personnel  is  more  difficult  than  expected.

-     legislation  or  regulatory  changes  adversely  affect  our  business.

                                TERMS OF OFFERING

     We are offering 400,000 shares of our common stock at a price of $5.00 per share.

MINIMUM  SUBSCRIPTION

     Each subscriber must agree to purchase a minimum of 200 shares, unless we agree to waive this requirement. We would only expect to waive this requirement for a subscription made by a person who is our existing shareholder.

PLAN  OF  DISTRIBUTION

     We will not utilize an underwriter to offer the shares. Instead, certain of our executive officers will offer the shares on our behalf on a "best efforts" basis. These officers will not receive any commissions or additional compensation for these efforts.

MINIMUM  OFFERING

     The offering is not subject to the sale of any minimum number of shares. We will retain all amounts which we received in the offering.

EXPIRATION  DATE

     The  expiration  date  of  the  offering  is  July  31,  2003.

ISSUANCE  OF  SHARES

     We will issue shares to each subscriber at the same time as we accept the subscriber's subscription agreement.

TERMINATION  OF  OFFERING

     We have the right to terminate the offering at any time. The termination of the offering will not affect any sales completed prior to termination.

HOW  TO  SUBSCRIBE

     - You must take the following steps to subscribe for shares in the offering:

     - You must complete and sign the Subscription Agreement which accompanies this prospectus. A copy of the Subscription Agreement is attached as Exhibit A to this prospectus.

     - You must make full payment of the purchase price for the shares by check, bank draft or money order payable to "I-Sites, Inc."

     - You must deliver the executed Subscription Agreement, together with full payment of the purchase price, in person or by mail, to the address shown on the Subscription Agreement.

OTHER  SUBSCRIPTION  TERMS

     We reserve the right to reject any subscription which is not fully paid when we receive it. No subscription will be binding until we have accepted it, and we may refuse to accept any subscription for shares, in whole or in part, for any reason. In the event we reject all or part of your subscription offer, we will refund by mail all or the appropriate portion of the amount paid by you with the subscription offer, without interest, promptly after the rejection.

ADDITIONAL  INFORMATION

     If you have any questions about the offering or how to subscribe, please call Brian Cohen at (888) 598-8677. If you subscribe, you should retain a copy of the completed subscription documents for your records.

                                USE OF PROCEEDS

     If the offering is successful, we will receive proceeds of up to $2,000,000.

     We will utilize these proceeds in the following order of priority:

     -  We will pay the costs of the offering, which are estimated at $35,000.

     -  We will utilize up to $1,500,000 to fund our proposed marketing program.

     - We will utilize the balance of the proceeds to establish a working capital reserve.

                                    DILUTION

     If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after the offering. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the pro forma number of shares of common stock outstanding. As of September 30, 2002, our net tangible book value, on a pro forma basis as adjusted for the sale of a maximum of 400,000 shares in the offering, would have been approximately $1.21 per share. The following table illustrates this per share dilution.

                                                                         MAXIMUM
                                                                        OFFERING
Offering price per share                                                  $5.00

Net book value per share as of September 30, 2002                         $0.37

Increase per share attributable to new investors                          $0.84

Pro forma net book value per share after the offering                     $1.21

Pro forma dilution per share to new investors                             $3.79

     The following tables summarize on a pro forma basis as of September 30, 2002, the differences between the total consideration paid and the average price per share paid by the existing shareholders prior to the offering and by new investors in the offering.

                                MAXIMUM OFFERING
                                (400,000 SHARES)

                  SHARES PURCHASED        TOTAL CONSIDERATION
                                                                AVERAGE PRICE
                  NUMBER     PERCENT     AMOUNT     PERCENT        PER SHARE
Existing
shareholders     1,815,458     81.9%     $1,099,382     35.5%        $0.61

Investors in
the  offering      400,000     18.1%      2,000,000     64.5%         5.00

        Total    2,215,458     100%      $3,099,382     100%         $1.40

     The information above is as of September 30, 2002 and has been adjusted to reflect our one for two stock split effective February 10, 2003.

     CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2002. Our capitalization is presented:

  -   on  an  actual  basis;  and

  -   on  an  adjusted  basis  to  give  effect  to:

  -   the  sale  of  a  maximum  of  400,000  shares  in  the offering.

     This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements included elsewhere in this prospectus.


                                                  AS OF SEPTEMBER 30, 2002

                                                               AS ADJUSTED TO
                                                               GIVE EFFECT TO
                                                              SALE OF 400,000
                                                   ACTUAL           SHARES



        Shareholders' equity:
          Common  stock, $.001 par value;
          25,000,000 shares authorized;
          1,815,458 shares issued and
          outstanding (actual), 2,215,458
          issued and outstanding (as adjusted
          for  sale  of 400,000 shares)            $  1,815         $    2,215
                                                     ------             ------
        Additional paid-in capital                1,097,837          3,097,437
        Accumulated deficit and accumulated
        other comprehensive (loss)                 (420,302)          (420,302)
                                                   --------           ---------

                 Total shareholders' equity        $679,350         $2,679,350
                                                   --------         ----------

     (1) The information above has been adjusted to reflect our one for two stock split effective February 10, 2003.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future. Instead, we intend to retain any earnings to finance our growth.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.

     We are a development stage company and have not yet commenced operations or generated any revenues. Our principal business activities to date have been the development of the software for our business and contracting with vendors to supply products to our business. From our inception to September 30, 2002, we had incurred an accumulated deficit of $420,300. Our accumulated deficit through September 30, 2002 is primarily attributable to the cost of the design and development of our software, legal and accounting fees and securing contracts with vendors.

     The principal components of our business plan for the next 12 months consists of the following:

     COMPLETE THE INITIAL DEVELOPMENT AND TESTING OF OUR SOFTWARE. In August 2002, we installed our software on a server provided by our web hosting company. In September 2002, we began testing our software, and adding the products available from vendors onto our database. The completion of these tests has taken longer than expected. See "Risk Factors - We are uncertain that our software will function properly". We currently expect to complete these tasks in February 2003. We estimate that we will expend $50,000 for these tasks.

     LAUNCH WEBSITE. We currently plan to launch our website in February 2003, assuming that the testing of the software is successful. The actual launch date may be delayed due to problems with our software, or other factors outside of our control.

     MARKET RETAIL BUSINESS TO CONSUMERS. We will need to devote significant resources to marketing our retail business to prospective customers. Depending on our funding, we intend to launch a national advertising campaign. We estimate that the cost of this campaign would be in the range of $100,000 to $1,000,000 during the next 12 months.

     MAINTAIN AND ENHANCE SOFTWARE. We need to devote significant resources to maintaining and enhancing the software for our retail business. We currently plan to have two full time employees who will perform these functions. Additionally, we have entered into a one-year agreement with Pyxis, the developer of our software, to provide us with this support. We estimate that we will expend $240,000 for software maintenance and enhancement during the next 12 months.


     PROVIDE CUSTOMER SUPPORT. We will need to dedicate significant resources to customer support, which will include responding to customer inquires as well as addressing problems in the area of shipping and returns. We need to hire two to three additional employees for this purpose. We estimate that we will expend from $50,000 to $75,000 for these services during the next 12 months.


     CONTRACT WITH THE VENDORS TO SUPPLY US WITH ADDITIONAL PRODUCTS. We are currently seeking to enter into contracts with additional vendors to supply us with additional products for our website retail business. We expect this to be an ongoing process.

WORKING  CAPITAL

     In the third quarter of 2002, we raised $913,406 from the sale of shares of common stock to individual investors. Between October 1, 2002 and November 30, 2002, we raised an additional $297,200 from the sale of shares to individual investors. All of the investors were "accredited investors" under the rules of the Securities and Exchange Commission. None of the investors were affiliates with the Company.

     As of November 30, 2002, we had approximately $600,000 in cash and cash equivalents. We believe that we have sufficient working capital to operate our business for a period of approximately twelve months, assuming that we do not encounter further delays in launching our website, that we generate revenues at projected levels and that we are not required to establish large reserves with our credit card processors.

     Our expenses during the next 12 months are expected to consist primarily of salaries, software maintenance expenses, technical support costs, marketing expenses, credit card processing fees and other administrative costs such as rent, electricity and telephone. We plan to fund these expenses from our existing cash resources and revenues from our website.

     We believe that we may be required to establish reserves with our credit card processors in order to receive card processing services. At the present time, we have entered into two arrangements with credit card processors which allows us to process up to $180,000 per month in credit card sales. These arrangements do not require us to establish any reserves. We believe that we will be able to increase this level significantly after our business is launched. We are seeking to establish relationships with other processors. These processors may require us to establish reserves to cover potential charge backs and returns. Depending on the levels of our sales, and the reserve percentage required by these processors, we could be required to utilize a substantial amount of working capital for this purpose.

     We plan to undertake a significant marketing effort after we launch our website. The scope of these marketing efforts will largely depend on the amount of our working capital.

     We currently plan to raise additional working capital through the sale of our common stock. We plan to utilize the proceeds to pay marketing expenses, to establish reserves with credit card processors, if required, and to provide us with additional funds to address unexpected working capital requirements.

REVENUES

     We expect to generate most of our revenues from the mark-up on the prices of the products which are sold through our website. These mark-ups will range from 10 to 200%. In most cases, we plan to establish the mark-up between the price we pay the vendor for the product and the manufacturer's suggested retail price, with the goal of pricing the product slightly below the manufacturer's suggested retail price. We may increase the mark-up if we believe that the product is not readily available from other sources, or if the demand for the product is high.

     We expect to generate additional revenues from fees paid by vendors for featuring their products on our website or for banner advertising on our website. We may also seek to obtain revenues from consumers for special services, such as searching for products which they desire.

EXPENSES

     We anticipate that our principal expenses consist of advertising and marketing, software maintenance and personnel required to operate our business. We will also incur expenses for items for web hosting, communications and credit card processing fees, and other administrative costs.

ACCOUNTS  RECEIVABLE  AND  ACCOUNTS  PAYABLE

     We do not anticipate that we will have any significant level of accounts receivable in connection with the operation of our business. We will require each customer to pay us via credit card prior to the time that any product is shipped to the customer. Additionally, we do not anticipate that we will have a significant level of accounts payable, because most of our vendors will require us to pay them before products are shipped by the vendor to our customers. However, we plan to seek credit terms from our vendors after our business is established.

CAPITAL  EXPENDITURES

     During the first nine months of 2002, we invested $130,000 in the development of our software and the purchase of computers and equipment. This amount includes $99,000 paid to Pyxis and Diversified Business Concepts for software development, including $45,000 for development of our retail software, $48,000 for development of our "e-store" software and $6,000 for enhancements to our retail software. The payment of $6,000 was made under a software maintenance and development agreement with Pyxis which we signed in September 2002. Under this agreement, we have agreed to engage Pyxis to provide us with software maintenance and development services for a period of 12 months for a fee of $6,000 per month.

     We currently expect to spend $50,000 for software development during the next 12 months in addition to the amounts payable to Pyxis under their maintenance and development agreement. We also expect to spend $20,000 for additional office furniture, equipment and computers during the next 12 months.

EMPLOYEES

     As of January 31, 2003, we had 12 employees. We currently expect to hire approximately 6 additional employees over the next 12 months. However, we may be required to hire more employees if our business grows more rapidly than expected.

                                    BUSINESS

INTRODUCTION

     The name of our company is I-Sites, Inc. We were incorporated under the laws of the State of Florida in April 1999. We are in the process of establishing an internet-based retail business which is designed to offer a wide variety of products to the general public at attractive prices.

BACKGROUND

     We have not yet commenced operations. To date, our only material activities have been to develop the software for our business and to establish relationships with potential suppliers to our business. We are a development stage entity and our ability to commence operations is subject to uncertainty. The discussion of our business in this Form 10-SB is based on the products and services that we intend to provide. If and when we commence business, we may offer products and services which are different from those described in this Form 10-SB.

     We were originally organized under the name Rocky's Restaurant Corp. On September 21, 2000, we changed our name to Interactive Entertainment Concepts, Inc. On September 5, 2001, we changed our name to I-Sites, Inc.

OUR PROPOSED BUSINESS

     Our plan is to offer a wide variety of products to the general public at attractive prices through an easy to use website. The website address for our new business will be "www.buybrations.com." At the time that we launch our website to the general public, we plan to offer products in the following major categories:

Apparel
Art/Art  Supplies
Automotive  Products
Baby  Products
Books/Publications
Cameras/Photography  Supplies
Candles/Incense  &  Potpourri
Collectibles
Computer  Products
Electronics
Fashion  Accessories
Garden  &  Lawn
Gifts  &  Souvenirs
Handbags/Luggage
Hardware
Health  &  Beauty
Holiday/Seasonal
Housewares/Home
Jewelry
Knives
Leather
Music
Novelties
Perfume/Fragrances
Pet  Supplies
Shoes/Footwear
Sporting  Goods
Toys/Games  &  Hobbies
Videos  &  DVD's
Watches

     We will obtain products from vendors who have agreed to sell them to us. These vendors principally consist of manufacturers and distributors. We will mark-up the price of these products and offer them to consumers through our website. We will arrange for all products to be shipped directly from the vendors to consumers. As a result, we will not hold any inventory.

     When a consumer places an order for a product, we will require the consumer to pay us by credit card for our selling price of the product. At the same time, our website will electronically place an order with the appropriate vendor for the product. At that point, we will be required to pay the vendor for the product, unless the vendor has agreed to extend us credit. We will generate revenues from the mark-up on the products sold through our website. We expect that these mark-ups will range from 10% to 200%. In most cases, we plan to establish the mark-up for a product based on the difference between the price we pay the vendor for the product and the manufacturer's suggested retail price, with the goal of pricing the product slightly below the manufacturer's suggested retail price. We may increase the mark-up if we believe that the product is not readily available from other sources, or if the demand for the product is high.


THE  I-SITES  SOLUTION

     We believe that the features of our proposed online retail business will be attractive to both vendors and consumers.

     FEATURES ATTRACTIVE TO VENDORS. We believe that buybrations.com will be attractive to vendors for the following reasons:

     RELATIVELY SIMPLE TO IMPLEMENT. We have designed our software and website to make it relatively simple for vendors to participate in our retail business. Once a vendor has agreed to supply us with products, the vendor will need to provide us with either online access to the vendor's own inventory database, or a diskette listing the products which the vendor has for sale. In each case, we can then add the vendor's products to our database without further input from the vendor.

     LOW COST OF PARTICIPATION. We will not charge vendors any fees to participate in our website. Additionally, we believe that vendors will not incur any significant expenses in providing us with updated information concerning their products which we will offer through our website.

     ADDITIONAL DISTRIBUTION CHANNEL. Our website will provide vendors with an additional distribution channel. For vendors which are not currently marketing their products through the internet, our website will offer a relatively simple and inexpensive means of offering products online. For vendors who are already marketing through the internet, our website will offer an additional method of reaching potential customers.

     FEATURES ATTRACTIVE TO CONSUMERS. We believe that buybrations.com will be attractive to consumers for the following reasons:

     VARIETY OF PRODUCTS. We plan to offer a relatively large number of products on our website, which will make it easier for consumers to locate and purchase desired products.

     ATTRACTIVE PRICES. We will seek to set the prices for our products below manufacturer's suggested retail prices for these products. We believe that we will be able to offer consumers attractive prices because our distribution model does not require us to hold any inventory or operate any physical facilities for the display and distribution of products.

     EASE OF USE. Our website is designed to allow consumers to quickly locate and purchase their desired products. The site is designed so that within seconds of entering a product description or name in a search field, the website will list items matching or nearly matching the requested product. Consumers will then have the option of continuing to shop for other items or completing their buying transaction quickly and easily.

BUSINESS  STRATEGY

     Our business objective is to establish a successful online retail business. The key elements of our strategy are described below:

     OBTAIN A SUFFICIENT NUMBER OF VENDORS AND PRODUCTS TO COMMENCE OPERATIONS.

     We believe that our ability to attract and retain customers will depend in large part on the number and variety of products which are available through our website. We believe that we are currently in a position to offer a wide range of products in all of our major product categories.

     As of January 31, 2003, we had established non-binding relationships with approximately 209 vendors. These vendors have agreed to make more than 10 million products available to us. At the present time, we have incorporated approximately 1,500,000 of these products onto our website, and we plan to add at least another 3,500,000 of these products to our website before we launch our website to the general public. We also intend to continue to add products to our website after we launch our website. We do not know how many products we will ultimately have on our website. This number will depend on our ability to incorporate the products onto the database for our website, our ability to enter into relationships with additional vendors and the response of customers to the products which are available.

     In each relationship, the vendors have agreed to sell us products at the vendor's wholesale prices. Approximately 35% of the vendors have agreed to extend us credit of up to 30 days to pay the vendors. Each of the other vendors will require us to pay them before they will ship the products to our customers. Each of the relationships may be terminated at any time by either the vendor or us.


     ADD PRODUCTS TO OUR DATABASE AND COMPLETE INITIAL DEVELOPMENT OF SOFTWARE.

     In August 2002, we installed the software for our online retail business on the server provided by our website hosting company. At that time, we believed that this software was substantially complete and that we would be able to launch our online retail business during October 2002. Since that time, we have delayed the launch in order to address the following issues:

     We have been required to devote significant time and effort to the process of adding products to our website. This process has taken more time than originally expected because the information provided by many of our vendors was not in a format which could be easily added to our database. In those cases, we have been required to reformat this data. At the present time, we have incorporated approximately 5,000,000 products to our database and are testing our database software to confirm that it performs in accordance with our expectations. Once this testing is completed, we intend to continue adding products. We currently plan to have at least 5,000,000 products available on our website at the time we launch our website to the general public.

     In October 2002, we elected to modify our software to expand the number of product sub-categories within our website. We decide to do this in order to make the website easier for consumers to use. This process required us to modify the software and the way in which we entered product data received from vendors.


     In November 2002, we decided to modify our software so that each customer order would automatically generate shipping instructions to a national courier service. This feature is designed to simplify the shipment of products from vendors to consumers because our system will notify the shipper by email to pick up the product from the vendor at the time the customer places an order. The integration of this software to our system is expected to be completed during February 2003.


     During the fall of 2002, we have been testing our software to confirm that it works in accordance with our expectations. During this process, we have uncovered several minor problems with the manner in which the software functions, such as the ability of a user to move between product categories without returning to our home page. We have been required to modify our software to address these problems. We are continuing to test our software so that it will function in the manner we planned.

     We currently have the ability to process customer orders through our website during December 2002. However, we do not expect that we will have 5,000,000 products available through our website until February 2003. Accordingly, we believe that we will not launch the website for general public use until February 2003. Furthermore, the actual launch could be further delayed if we encounter unexpected problems with any of the issues described above or with the completion of our software.

     MARKET THE BUYBRATIONS.COM TRADENAME.

     We plan to create and build our consumer base and our tradename through a national marketing campaign. If we obtain the necessary funding, we plan to place advertising in both traditional and online media to attract consumers to our website. The campaign would include strategic advertising on high-traffic websites, advertising in targeted publications and television advertising.

     PROMOTE "E-STORE"  DISTRIBUTION  CHANNEL.

     Once our retail business is launched, we will seek to increase sales of products through buybrations.com by marketing our "e-store" concept to existing businesses and individuals interested in starting internet retail businesses. The e-store concept is designed to be an additional distribution channel for the products available through buybrations.com. The e-store concept will allow business owners and individuals to establish an online store through our e-store website. A potential e-store owner will contact us regarding the establishment of an e-store. If approved, the owner will be allowed to design the web page for the owner's e-store, utilizing the software on our e-store website. The owner will select the name of the store and its design from templates available on our website. The owner will also select the products which will be made available through his e-store from the products available through buybrations.com. The purchase price of these products will be the same prices which are charged by buybrations.com.

     Once the owner designs his e-store, he will need to link it to his own website. If he does not have a website, we will arrange to establish one for the owner through a web hosting company.


     The e-store will appear to be an independent retail outlet to prospective customers. When a customer searches for products, the consumer will search a database of products which have been selected by the e-store owner. This database will not have any references to buybrations.com and will appear to be specifically created for the e-store owner. When a customer elects to purchase a product, the buybrations.com system will handle the fulfillment of the customer's order, including the collection of the purchase price, the shipping of the product and the payment to the supplier.


     We will not charge the e-store owner for establishing and operating his e-store. However, the owner may be required to pay a web-hosing company if the owner does not otherwise have a website.


     We will collect the revenues for all products sold through each e-store. We will utilize these revenues to pay the vendors for their products and to pay monthly commissions to the e-store owners. We currently expect each e-store owner will receive between 40% and 50% of our markup on each product sold through his e-store.


     FOSTER COMMUNITY AFFINITY.

     We believe that we can develop a large and loyal community of users by offering a wide variety of products at attractive prices in a user-friendly environment. We intend to enhance the community experience by introducing category-specific bulletin boards and chat rooms. We will also seek to enhance the buying experience on our website by adding new products based on feedback from our customers.


     ENHANCE FEATURES AND FUNCTIONALITY.

     We intend to update and enhance the features and functionality of buybrations.com in order to improve the buying experience through buybrations.com. We plan to introduce personalization features such as "mybuybrations.com," a customizable user interface that tracks a user's recent buying activity and highlights a list of items of known interest to that consumer. We intend to introduce other features, such as category-specific sites with content and other features designed to enhance the buybrations.com experience.

     ADD VALUE-ADDED SERVICES.

     We plan to offer additional buying services to enhance the buying experience. We are studying a plan to introduce a fee based service, tentatively called "I Can Find It," in which the buybrations.com staff would attempt to find requested products for a customer who cannot find the product on our website. Our staff would search the internet and call distributors to locate the requested product for the customer. We may also offer product warranty insurance to extend the manufacturer's original warranty.

TECHNOLOGY

     The software for buybrations.com and our related e-store distribution channel has been developed by Pyxis Technology Solutions Ltd. Pyxis is a well-established software developer based in India. It has received an ISO 9001 certification for its software development services.

     Our software has been designed to operate an online retail business and related e-store distribution channel. It is capable of maintaining data records for hundreds of thousands of registered users and millions of products. It will handle all aspects of the sales process, including forwarding the customer's order to the appropriate vendor, confirming the order to the customer via e-mail and confirming that the product has been shipped. The system will maintain user registration and historical information. All data will be regularly archived to a data warehouse. The system will update every time a new product becomes available from a vendor or a product is removed by a vendor. The system has been designed around industry standard architectures.

     We have encountered unexpected problems in completing the development of our software and incorporating products onto our database. See "Risk Factors - We are uncertain that our software will function properly."

     As of September 30, 2002, we had expended approximately $123,000 during the preceding two years on website development and related software research and development activities. This amount includes $99,000 paid to Pyxis and Diversified Business Services for the development of our online retail and e-store software.

     Our website will be hosted by a third party internet service provider for a monthly fee of $845. This company has also agreed to provide a server for our software.

     In September 2003, we entered into a one-year agreement with Pyxis pursuant to which they have agreed to provide us with software maintenance for our software and additional software development assistance. Additionally, Pyxis has agreed to assist us in adding vendor products to our database. We have agreed to pay Pyxis a minimum of $6,000 a month for its services under this agreement. We may obtain additional services from Pyxis upon request.


     We anticipate that we will need to devote significant resources to product development in the future to add new features and functionality to our buybrations.com service.


PRODUCTS AVAILABLE ON BUYBRATIONS.COM.

     We initially plan to offer products in thirty major product categories. We also plan to increase the number of products based on consumer demand. Each category will have numerous subcategories. As the buybrations.com community grows and additional items are listed, we expect to re-organize items under additional categories to respond to the needs of the buybrations.com community.

SUPPLY OF PRODUCTS FROM VENDORS.

     We are currently in the process of contracting with vendors to supply the products which will be available through our website.

     As of January 20, 2003, we had entered into non-binding contracts or commitments with approximately 209 vendors. These vendors have made more than 10 million products available to us. At the present time, we have incorporated approximately 1,500,000 of these products onto our website, and we plan to add at least another 3,500,000 of these products to our website before we launch our website to the general public. We also intend to continue to add products to our website after we launch our website. We do not know how many products we will ultimately have on our website. This number will depend on our ability to incorporate the products onto the database for our website, our ability to enter into relationships with additional vendors and the response of customers to the products which are available.

     Once a vendor agrees to participate in buybrations.com, we need to add a listing of the vendor's products to our website. To do this, the vendor must provide us with a list of all available products, which we will add to our database. Alternatively, the vendor can install an electronic communication program on its existing inventory system. The program is a non-invasive data compiling application which retrieves and transmits vendor product information to the buybrations.com database. Some of the necessary product information includes product name, description, suggested selling price, weight, physical dimensions, image and shipping availability. Each vendor will be able to highlight items it wishes to promote by using a special "marker" in its database. For a higher level of visibility, vendors will also have the opportunity to promote products through rotation banner ads on the buybrations.com home page, or specific category pages for a separate fee.

     We have encountered delays in adding vendor products to our website. See "Risk Factors - We are uncertain our software will function properly."


MARKETING

     We plan to create and build our consumer base and our brand name through a national marketing campaign. If we obtain the necessary funding, we plan to place advertising in both traditional and online media to attract consumers to our website. The campaign would include strategic advertising on high-traffic websites, advertising in targeted publications and television advertising.

     Our ability to implement our marketing plan depends on our ability to obtain funding for our business.

SALE OF PRODUCTS TO CONSUMERS

     We expect that buyers will enter buybrations.com through its home page, which will contain a listing of product categories that allows for easy exploration of available products. Buyers will be able to search for specific items by browsing through a list of items within a category or subcategory and then "click through" to a detailed description for a particular item. Buyers will also be able to search specific categories or the entire database of listings using keywords to describe the types of products in which they are interested. Our search feature will generate a list of relevant products with detailed descriptions and may include product images. Once a selection is made, it will be automatically added to the buyers "shopping cart." After a buyer has completed his shopping, the buyer will "check out" by entering appropriate personal and credit card information. Our system will automatically send a confirmation to the buyer and seller via email. Buyers will not be charged any separate fees by buybrations.com for making purchases through our website.

     Once a buyer has finished "checking-out," the buybrations.com system will process the order payment through its gateway. Payment approval and verification will trigger an electronic order being sent to the vendor. The vendor will be required to acknowledge receipt and acceptance of the order as well as expected shipping date. The buybrations.com system will then e-mail an order confirmation to the buyer which will note the expected shipping date.

E-STORE DISTRIBUTION CHANNEL

     We plan to offer existing businesses and other persons interested in starting businesses the opportunity to open "e-stores" utilizing our existing database of products. The purpose of our e-store concept is to create an additional distribution channel for products available through buybrations.com.

     The "e-store" distribution channel will allow the e-store owner the ability to create an on-line retail establishment for no cost, other than the cost of web hosting.


     A prospective e-store owner will contact us through our e-store website. The software on our e-store website will allow the new owner to customize his e-store by selecting the name of the store and its design from templates available through our website. These templates will allow the owner to select the look, color scheme and fonts to be used in its virtual store so that it can blend with the owner's existing website. Next, the owner will have the ability to add its own logo and slogan to the "e-store." The new owner will also select the products which will be offered through his e-store from the products available through buybrations.com. The software for our e-store concept will create a separate database of products for the e-store from the buybrations.com database. Accordingly, e-store customers will not know that the products are part of buybrations.com. The e-store owner will not be able to offer products unless they are available through buybrations.com.


     The prices of products available through each e-store will be the same prices as those available through buybrations.com. All purchases through an e-store will be handled in the same manner as the sales through buybrations.com. We will collect the purchase price of all products from consumers at the time of their orders and will pay the vendors for the products. Within 15 days after end of each month, we will pay each e-store owner a percentage of the sales prices for the products sold through his e-store during such month. We currently expect that these percentages will range from 40% to 50% of our mark-ups on the products sold through the e-store.


     We believe that the e-store concept will assist us by increasing the sale of products through buybrations.com.


     We believe that many existing businesses will be interested in establishing e-stores in order to enhance the products and services which they offer to their customers. For example, an adventure travel company might be interested in establishing an e-store which offers outdoor clothing and accessories. The e-store would allow the company to establish an online retail outlet for these products without the need to purchase software, establish relationships with vendors, or establish systems for collecting payments and delivering products. The company could easily link its e-store web page to its existing website in order to promote the e-store to its customers.


     We also believe that many individuals will be interested in establishing e-stores as a way of starting a new business and generating additional income. The e-store will provide them with any easy and inexpensive way to open an online business.


     We will market the e-store concept to prospective e-store owners separately from buybrations.com, utilizing either our I-Sites corporate name or a new name. Each "e-store" owner will be responsible for his own marketing efforts.

SOURCES OF REVENUE

     We expect that our principal source of revenue will be the mark-ups on products which we sell through buybrations.com. We expect to receive additional revenues from vendors for featuring their products on our website and for banner advertising on our website. We may also receive fees from consumers for special services, such as locating products which are not available on our website.

FUNDING

     During the first six months of 2002, our expenses were primarily funded by capital contributions from our principal shareholder. During June 2002, we commenced an offering of our common stock in a private placement transaction. We received $1,280,600 from this offering which was completed in November 2002.

INDUSTRY  BACKGROUND

GROWTH OF THE INTERNET AND ONLINE  COMMERCE

     The internet has emerged as a global medium enabling millions of people worldwide to share information, communicate and conduct business electronically. We believe that internet use will grow rapidly in the future due to the large and growing number of computers installed in homes and offices, the decreasing cost of computers, faster and cheaper access to the internet, improvements in network infrastructure, the expansion of internet content and the increasing acceptance of the internet by businesses and consumers.

     We believe that the anticipated growth of the internet provides start-up companies like us with the opportunity to establish new online retail businesses. In particular, we believe that the rapid growth of electronic commerce means that many potential consumers have not yet established strong preferences for particular internet-based retailers. As a result, new retailers may be able to succeed if they are able to provide products, pricing and innovative features that are attractive to consumers. It is our goal to develop a business which draws consumers through a combination of wide product selection, attractive prices and reliable service.


THE BUSINESS-TO-CONSUMER MARKET OPPORTUNITY

     The exchange of goods between parties--business-to-consumer trading--has traditionally been conducted through physical retail properties using marketing methods such as television, radio, print media advertisements, collectibles shows, garage sales and flea markets or through intermediaries, such as auction houses and local dealer shops. These markets are often inefficient, making business-to-consumer trading more difficult and expensive for buyers and sellers. Their fragmented, geographically tied nature makes it difficult and expensive for buyers and sellers to meet, exchange information and complete transactions. The localized nature of these markets also results in a limited variety and breadth of goods available in any one location. Buyers are limited to searching through local advertisements or to traveling to numerous geographically-dispersed stores, flea markets, trade shows or dealer shops in order to find items of interest. These markets often have high transaction costs because intermediaries either mark up goods for resale or charge a commission. Because these markets are information inefficient, buyers and sellers lack a reliable and convenient means of communicating.

     The internet offers the opportunity to create a global marketplace that overcomes the inefficiencies associated with traditional business-to-consumer trading while offering the benefits of internet-based commerce to the business-to-consumer trading market.

     We believe there are significant market opportunities for internet-based retailers like us that seek to apply the unique attributes of the internet to facilitate business-to-consumer transactions.

COMMUNITY SERVICES

     We intend to offer a variety of community support features that are designed to promote the growth of the buybrations.com community and to build buybrations.com user affinity and loyalty. We intend to facilitate communications between buyers by offering category-specific chat rooms, the buybrations.com cafe (a chat room for the entire buybrations.com community), question and answer sections, a bulletin board devoted to user feedback on new features, an announcements section that covers new features on buybrations.com or other buybrations.com news, customer support boards and "items wanted" listings where users can post notices seeking specific items. We intend to offer "my buybrations.com," which will permit users to create a personal interest profile which will automatically email them when new items of interest are added to the site as well as alert them to special offers through both email and upon each revisit to the website.

CUSTOMER SUPPORT

     We plan to provide personalized, timely customer service and support. We expect our customer support personnel will be available Monday through Friday from 9 a.m. to 5 p.m., eastern standard time. Customers will be able to make customer support submissions 24 hour a day, seven day a week. We plan to handle most customer support inquiries via e-mail, with customer e-mail inquiries typically being answered within 24 hours after submission. We plan to offer an online tutorial for new users and to maintain a "frequently asked questions" page where user questions and customer support answers will be available in a searchable format.

INTELLECTUAL PROPERTY

     We believe the protection of our proprietary software is critical to our future success. We plan to rely on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect our proprietary rights in our products and services. We plan to enter into confidentiality agreements with our employees and contractors, and nondisclosure agreements with our suppliers and strategic partners, in order to limit access to and disclosure of our proprietary information. There can be no assurance that these contractual arrangements or the other steps which we may take to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third parties from developing similar technologies.

We intend to register our trademarks and service marks in the U.S. and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services may be available online. At the present time, we are preparing applications to register the names "buybrations" and "buybrations.com" with the U.S. Patent & Trademark Office. There can be no assurance that the U.S. Patent and Trademark Office will approve the registration of these trademarks.

We expect that we may license certain of our proprietary rights in the future, such as future trademarks or copyrighted material, to third parties. While we will attempt to ensure that the quality of the buybrations.com brand is maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially and adversely affect the value of our proprietary rights or reputation, which could have a material adverse effect on our business, results of operations and financial condition.

We will rely on technologies that we license from third parties, such as Oracle, Microsoft and Sun, the suppliers of key database technology, for the operating system and specific hardware components for the buybrations.com service. There can be no assurance that these third-party technology licenses will be available to us on commercially reasonable terms. The loss of such technology could require us to obtain substitute technology of lower quality or performance standards or at greater cost, which could materially and adversely affect our business, results of operations and financial condition.

To date, we have not received any notices that our technologies infringe the proprietary rights of third parties, However, there can be no assurance that third parties will not claim infringement with respect to past, current or future technologies. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us or at all. As a result, any such claim could have a material adverse effect upon our business, results of operations and financial condition.

PRIVACY POLICY

     We believe that issues relating to privacy and use of personal information relating to Internet users are becoming increasingly important as the internet and its commercial use grow. We are currently preparing a detailed privacy policy that outlines how buybrations.com will use information concerning our users. We do not intend to sell or rent any personally identifiable information about our users to third parties. However, we will disclose information to vendors that contains the buyer's name, address, email address and telephone number. We will also use information about our users for internal purposes only in order to improve marketing and promotional efforts, to analyze site usage statistically, and to improve content, product offerings and site layout. We intend to apply for membership in the TRUSTe program, a non-profit independent organization which reviews the privacy statements of websites and their adherence to these statements.

COMPETITION

     The market for retail selling over the internet is relatively new, rapidly evolving and intensely competitive, and we expect competition to intensify further in the future. Barriers to entry are relatively low, and current and new competitors can launch new sites at a relatively low cost using commercially available software. We will compete with a large number of companies who have significant name recognition and brand loyalty. Our direct competitors will include various online retail services that offer a wide range of products, as well as retailers that serve specialty markets.

     We believe that the principal competitive factors in our market are volume and selection of goods, price, convenience, customer service, reliability of delivery and brand recognition. Almost all of our potential competitors are likely to have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources than we do.

                                   MANAGEMENT

EXECUTIVE  OFFICERS  AND  DIRECTORS


     Our  current  directors  and  executive  officers  are  as  follows:

NAME                         AGE                POSITIONS  WITH  COMPANY

Brian  Cohen                  32                President, Treasurer, Director

Nathan  Cohen                 28                Chief  Information  Officer,
                                                Secretary,  and  Director

Manuel Aleixo                 27                Vice-President - Marketing

     BRIAN COHEN has been President, Treasurer and Director of I-Sites, Inc. since April 2001. He is currently responsible for our accounting and financial reporting. Mr. Cohen has been the President and Chief Executive Officer of Inspectedsites since 1999. Inspectedsites operates a web based business directory and web hosting company. Since 1997, Mr. Cohen also served as the President and Chief Executive Officer of Cohen Consulting, an advertising and marketing firm. From 1996 to 2000, Mr. Cohen was the President and Chief
Executive Officer of Waterford Financial Group, Inc., a commodities trading firm. Brian Cohen and Nathan Cohen are not related.

     NATHAN COHEN has been the Chief Information Officer, Secretary and a Director of I-Sites, Inc. since April 2001. Since January 2000, Mr. Cohen has also served as the information technology manager for Inspectedsites. He also provides services as an independent consultant to the computer industry through his company, Interactive, LC. From 1997 to 2000, Mr. Cohen was a broker for Waterford Financial Group, Inc. Brian Cohen and Nathan Cohen are not related.

     MANUEL ALEIXO has been a Vice-President - Marketing of I-Sites since January 2003. From April 2002 to January 2003, he served as an employee of I-Sites in the areas of marketing and administrative support. From April 2000 to the present, he has also served as the President of Alexio Financial, a company which provides marketing services. From September 1999 to April 2000, he was the President of Vehicle Tracking, Inc., a company which offers a vehicle tracking and recovery system. From June 1994 to September 1999, he was the President of Alexio's Bakery, a commercial bakery.

EXECUTIVE  COMPENSATIONEXECUTIVE  COMPENSATION

Prior to June 30, 2002, our executive officers or directors did not receive any compensation for their services. Subsequently, Brian Cohen and Nathan Cohen agreed to devote substantially all of their business time and effort to our business. Accordingly, commencing in July 2002, we agreed to pay them salaries of $1,400 per week. Manuel Aleixo receives a salary of $1,000 per week.


     Neither  of  our  executive  officers  has  an  employment  agreement.

     We are currently considering adoption of a stock option plan for the benefit of our key employees, including our officers. We have not yet determined the number of shares to be included in the plan or the terms of any options.

BOARD COMPENSATION

     We do not currently provide our directors with cash compensation for their services as directors, although members are reimbursed for reasonable expenses incurred in attending meetings.

CERTAIN TRANSACTIONS

     We were formed in 1999 by Diversified Business Concepts, IncAt that time, Diversified received 750,000 shares of common stock in exchange for services valued at $15,000, or $.02 per share. These services consisted of supervising our organization, establishing of our books and records, providing office space and providing officers and directors. Diversified is controlled by Gregory A. Pangburn and Jan Kaplan.

     In April 1999, we sold 300,000 shares of our common stock at a price of $.02 per share to Diversified and 25 individual investors. Diversified purchased 250,000 of these shares. At that time, Diversified was our controlling shareholder. None of the other purchasers were affiliates or promoters of our company.

     In April 2001, www.inspectedsites.com, Inc. purchased 900,000 shares of our common stock from Diversified.

     In August 2001, we sold 50,000 shares of our common stock to InspectedSites for a price of $10,000, or $.20 per share.

     In September 2001, we sold 201,258 shares of our common stock to InspectedSites at a price of $.20 per share.

     In November 2001, we entered into a retail web project agreement with Diversified pursuant to which Diversified and Pyxis Technology Solutions, Inc., agreed to design, develop, test and implement the software for our retail web project. We paid Diversified and Pyxis a total of $45,000 under this agreement. Prior to entering into the agreement with Diversified and Pyxis, we received quotes from two other software development firms, both of which were substantially higher. We believe that this agreement was on terms that were at least equal, if not better than, those that we could have obtained from independent third party software providers.

     In February 2002, we borrowed $80,000 from InspectedSites. This loan bore interest at 8% per annum and was repayable on demand. In June 2002, we issued 40,000 shares to InspectedSites in payment of the principal amount of this loan.

     In March 2002, we entered into a second agreement with Diversified and Pyxis pursuant to which Diversified and Pyxis agreed to design, test and implement additional software for our proposed e-store business concept. We paid $48,000 to Diversified and Pyxis under this agreement. We believe that this agreement was on terms that were substantially similar to those that we could have obtained from independent third party software providers.

     In September 2002, we entered into a one-year agreement with Pyxis pursuant to which they agreed to provide us with software maintenance for our software and additional software development assistance. Additionally, Pyxis has agreed to assist us in adding vendor products to our database. We have agreed to pay Pyxis a minimum of $6,000 a month for its services under this agreement.

     We are controlled by InspectedSites, which owns 1,191,258 shares of our common stock, or 60.5% of the total outstanding as of January 31, 2003.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 31, 2003, the number and percentage of shares of our outstanding common stock which are beneficially owned, directly or indirectly, by:

     each  shareholder  who  owns  more  than  5%  of  the  outstanding  shares;

     each  of  our  directors;

     each  of  our  executive  officers;  and

     all  of  our  directors  and  executive  officers  as  a  group.

     We determine beneficial ownership based on the rules of the Securities and Exchange Commission. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares which the person has the right to acquire within 60 days. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares beneficially owned.

NAME AND ADDRESS         POSITION WITH        SHARES BENEFICIALLY     PERCENT
    OF OWNER                COMPANY                 OWNED             OF CLASS

Brian Cohen              President, Treasurer
InspectedSites.com, Inc. Director                 1,191,258(1)          60.5%
1021 Ives Dairy Road
Suite 117
Miami, Florida 33179

Nathan Cohen             Chief Information Officer     -                 -
1021 Ives Dairy Road     Secretary  and  Director
Suite 117
Miami, Florida 33179

Manuel Aleixo            Vice President                -                 -
1021 Ives Dairy Road     Marketing
Suite 177
Miami, Florida 33179

 (1) These shares consist of 1,191,258 shares held of record by www.InspectedSites.com, Inc., a company controlled by Mr. Cohen.

BENEFICIAL  OWNERSHIP  OF  MANAGEMENT  FOLLOWING  OFFERING

     Our directors and executive officers do not intend to purchase our shares in the offering. If we complete the offering by the sale of the maximum 400,000 shares, then our directors and executive officers would beneficially own 1,191,258 shares, or 50.3% of the total then outstanding. This percentage would decrease to the extent we sell additional shares in the offering.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED  CAPITAL  AND  OUTSTANDING  SHARES

     We are authorized to issue 25,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. As of January 31, 200, we had 1,969,133 shares of common stock are outstanding. There are no shares of preferred stock outstanding.

COMMON  STOCK

     The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors. Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs.

     All shares of common stock now outstanding are fully paid and non-assessable.

     The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if the so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

PREFERRED STOCK

     We are authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. There are no shares of preferred stock currently issued or outstanding.

DIVIDENDS

     We have not paid any dividends on our common stock. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board does not anticipate paying any cash dividends in the foreseeable future.

------
ANTI-TAKEOVER PROVISIONS

     GENERAL.   The  Florida  Business  Corporation  Act  contains  provisions designed to enhance the ability of our board of directors to respond to attempts to acquire control of our company. These provisions may discourage takeover attempts which have not been approved by the board of directors. This could include takeover attempts that some of our shareholders deem to be in their best interest. These provisions may adversely affect the price that a potential purchaser would be willing to pay for our common stock. These provisions may deprive shareholders of the opportunity to obtain a takeover premium for your shares. These provisions could make the removal of incumbent management more difficult. These provisions may enable a minority of our directors and the holders of a minority of our outstanding voting stock to prevent, discourage or make more difficult a merger, tender offer or proxy contest, even though the transactions may be favorable to the interests of shareholders. These provisions could also potentially adversely affect the market price of the common stock.

     AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of our common stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management. This may have the effect of discouraging attempts to obtain control of our company.

     EVALUATION OF ACQUISITION PROPOSALS. The Florida Business Corporation Act expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant facts including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers and other constituencies, and on the communities and geographical areas in which we operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction. Our board of directors believes that these provisions are in the long term best interests of our company and its shareholders.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS

     We are subject to the Florida affiliated transactions statute which generally requires approval by the disinterested directors or supermajority approval by shareholders for certain specified transactions between a corporation and a holder, or its affiliates, of more than 10% of the outstanding shares of the corporation. These provisions could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts. Accordingly, these provisions may discourage attempts to acquire our company.

TRANSFER AGENT AND REGISTRAR

          The transfer agent for our company is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321.

LIMITED LIABILITY AND INDEMNIFICATION

     Under the Florida Business Corporation Act, a director is not personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act unless:

  -  the  director  breached  or failed to perform his duties as a director; and

  -  a  director's  breach  of, or failure to perform, those duties constitutes:

  - a violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

  - a transaction from which the director derived an improper personal benefit, either directly or indirectly,

  -  a  circumstance  under  which  an  unlawful  distribution  is  made,

  - in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or

  - in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the Florida Business Corporation Act.

     Our articles of incorporation and bylaws provide that we shall, to the fullest extent permitted by applicable law, indemnify all of our directors, as well as any of our officers or employees to whom we have agreed to grant indemnification.

SHARES ELIGIBLE FOR FUTURE SALE

TRADING  INFORMATION

     There  is  no  existing  public  trading  market  for  our  shares.

SHARES ELIGIBLE FOR FUTURE SALE

          As of the date of this prospectus, we believe that 150,000 shares of our common stock could be sold pursuant to Rule 144(k), and that an additional 900,000 shares are eligible for sale under Rule 144. Except for shares held by our affiliates, almost all of these shares will be freely tradable without restriction or registration under the Securities Act of 1933. Our affiliates will need to comply with the resale limitations of Rule 144 under the Securities Act of 1933. Rule 144 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a company. Affiliates of a company generally include its directors, officers and principal shareholders and the directors and executive officers of its principal subsidiaries.

     We agreed to register the resale of 640,300 shares of common stock which we sold between June 2002 and November 2002. In particular, we have agreed to register the resale of these shares upon the request of 30% of the holders, provided that the aggregate offering price is at least $250,000. We will have no obligation to affect a registration for a period of 6 months, or during the 180-day period following the effective date of any initial public offering by our company. Additionally, we have agreed to register these shares on any registration statements which we may file, other than those relating to employee benefit plans, reorganizations, mergers and similar transactions.


NUMBERS OF SHAREHOLDERS

     As of January 31, 2003, we had a total of approximately 121 record holders of our common stock.

DIVIDENDS

     We have not paid any dividends on our common stock. The payment of cash dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations. Accordingly, the board does not anticipate paying any cash dividends in the foreseeable future.

                    PLAN OF DISTRIBUTIONPLAN OF DISTRIBUTION

     We are offering 400,000 shares of our common stock on a self underwritten, best efforts, at a price of $5.00 per share. The minimum number of shares that can be purchased by any one investor is 500.

     We will pay all expenses incident to the registration of the securities covered by this prospectus. The shares will be sold on our behalf by Brian Cohen, Nathan Cohen and Manuel Aleixo, our officers, who will rely on the safe harbor exception of Rule 3a4-1 of the Securities Exchange Act of 1934 to not be deemed brokers with respect to the offering. We will not use the Internet to offer any of the shares. Our officers will not receive commissions or other compensation for their sale of shares on our behalf. We may also retain NASD member firms and pay them commissions and a non-accountable expense allowance equal to up to 10% and 3%, respectively, of the public offering price of the shares being offered under this prospectus, subject to our first filing this prospectus with the NASD and obtaining clearance of the compensation to be paid them.

     Since there is no underwriter for this offering, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter being involved in, among other things, the preparation of disclosure and the pricing of the common stock offered by this prospectus. We are not in the business of selling and distributing securities. Accordingly, there is no prior history from which investors may judge our ability to consummate this offering. In addition, since the common stock is being offered on a "best efforts" basis, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

     The offering price for the shares has been arbitrarily determined by us and bears no relationship to our assets, current or prospective earnings or book value, is not based on any measure of our intrinsic value, if any, and has not been derived by use of any conventional accounting method or any independent appraisal, assessment of value or other recognized criteria of value of us or the shares. The offering price should not be regarded as an indicator of the future market price of our shares.

     The sale of the shares offered by this prospectus are subject to the prospectus delivery and other requirements of the Securities Act of 1933. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the name or names of any underwriters, brokers or dealers selling shares on our behalf and any commissions paid, or concessions allowed or reallowed, to brokers.

     Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of our securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during a "cooling off" period of five business days prior to the commencement of the distribution.

     Within ten days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which the subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of subscriptions for the minimum number of shares offered by this prospectus, we will promptly provide our stock transfer agent the information needed to issue shares.

                                  LEGAL MATTERS

     Shutts & Bowen LLP, Miami, Florida has issued a legal opinion on the validity of the common stock we will issue in the offering.


                                    EXPERTS

     Our financial statements as of December 31, 2001 and 2000, included in this prospectus, have been audited by Siegelaub Lieberman & Associates, P.A., independent certified public accountants, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form SB-2 with the SEC to register the common stock we will issue in the offering. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information that you can find in the registration statement and its exhibits.

     You may read and copy our registration statement, and any reports and other information which we may file with the SEC at the SEC's public reference rooms in Washington, D.C., New York or Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants such as I-Sites, Inc. that file electronically with the SEC. The address of this website is http://www.sec.gov.

                                    PART F/S

     INDEX  TO  FINANCIAL  STATEMENTS.



-    Auditors  Report  dated  February  18,  2002

-    Balance  Sheets  as  of  December  31,  2001  and  2000

- Statement of Income for the fiscal years ended December 31, 2001 and 2000 and the period from April 5, 1999 (Inception) to December 31, 2001

- Statement of Cash Flows for the fiscal years ended December 31, 2001 and 2000 and the period from April 5, 1999 (Inception) to December 31, 2001

- Statement of Change in Stockholders Equity for each of the fiscal years ending December 31, 2001 and 2000 and the period from April 5, 1999 (Inception) to December 31, 2001

-    Notes  to  Financial  Statements

-    Balance  Sheets  as  of  September  30,  2002  and  2001  (unaudited)

- Statement of Income for the three and nine months ended September 30, 2002 and 2001 and for the period from April 5, 1999 (Inception) to September 30, 2002 (unaudited)

- Statement of Cash Flow for the nine months ended September 30, 2002 and 2001 and for the period from April 5, 1999 (Inception) to September 30, 2002 (unaudited)

-    Notes  to  Financial  Statements  (unaudited)

Siegelaub  Lieberman  &  Associates  P.A.                         (954) 753-2222
Certified Public Accountants                                 Fax  (954) 753-1123
9690  W.  Sample  Road
Suite 202
Coral Springs, Fl 33065



To the Stockholders and Board of Directors
I-Sites,Inc.
Miami, Florida 33179


We have audited the accompanying balance sheet of I-Sites, Inc. as of December 31, 2001 and December 31, 2000 and the related statements of operations, stockholders equity and cash flows for the fiscal years ended December 31, 2001 and 2000 and the period from April 9, 1999 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles' used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position, I-Sites, Inc as of December 31, 2001 and December 31, 2000 and the results of their operations, and their cash flows for the fiscal years ended December 31, 2001 and 2000 and the period from April 9, 1999 (inception) to December 31, 2001, in conformity with generally accepted accounting principles.




Siegelaub, Lieberman & Associates, P.A.
Coral Springs, Florida
February 18, 2002


                                        I-SITES INC.
                                (A DEVELOPMENT STAGE COMPANY)
                                       BALANCE SHEETS


                                                     DECEMBER 31, 2001    DECEMBER 31, 2000
                                                    -------------------  -------------------


ASSETS
--------------------------------------------------

Cash                                                $           36,563   $            3,376
                                                    -------------------  -------------------

Total Current Assets                                            36,563                3,376

Net Fixed Assets                                                13,500                    -
                                                    -------------------  -------------------

Total Assets                                        $           50,063   $            3,376
                                                    ===================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------

Accounts Payable                                    $              124   $                -
                                                    -------------------  -------------------

Total Liabilities                                                  124                    -
                                                    -------------------  -------------------

STOCKHOLDERS EQUITY
--------------------------------------------------

Common stock, $.001 par value, 50,000,000 shares
authorized at December 31, 2001 and 2000,
2,602,515 shares issued and outstanding at
December 31, 2001; and 2,100,000 shares issued
and outstanding at December 31, 2000                             2,603                2,100

Preferred Stock, $.001 par value, 5,000,000 shares
authorized, not shares issued and outstanding at
September 30, 2001 and December 31, 2000                             -                    -

Additional Paid in Capital                                      68,649               18,900

Deficit Accumulated During the Development Stage               (21,313)             (17,624)
                                                    -------------------  -------------------

Total stockholders' equity                                      49,939                3,376
                                                    -------------------  -------------------

Total liabilities and stockholders' equity          $           50,063   $            3,376
                                                    ===================  ===================

The accompanying notes and Auditor's report should be read in conjunction with these financial statements.

                                       I-SITES INC.
                              (A DEVELOPMENT STAGE COMPANY)
                                   STATEMENT OF INCOME


                                                                         APRIL 5, 1999
                                                                        (INCEPTION) TO
                             DECEMBER 31, 2001    DECEMBER 31, 2000    DECEMBER 31, 2001
                            -------------------  -------------------  -------------------
Revenue                     $                -   $                -   $                -
                            -------------------  -------------------  -------------------

Administrative costs

Accounting fees                          3,000                                     4,500
Management fees                                                                   15,000
Transfer Agent fees                                                                  250
Licenses & permits                         159                  194                  353
Lease expense                              218                  680                  898
Telephone                                  312                                       312
                            -------------------  -------------------  -------------------

Total administrative costs               3,689                  874               21,313
                            -------------------  -------------------  -------------------

Net Loss                    $           (3,689)  $             (874)  $          (21,313)
                            ===================  ===================  ===================

EARNINGS PER SHARE OF
COMMON STOCK

Assuming dilution           $             0.00   $             0.00   $            (0.01)
                            ===================  ===================  ===================
Basic                       $             0.00   $             0.00   $            (0.01)
                            ===================  ===================  ===================

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES
OUTSTANDING:

Assuming dilution                    2,275,835            2,100,000            2,163,940
Basic                                2,275,835            2,100,000            2,163,940

The accompanying notes and Auditor's report should be read in conjunction with these financial statements.



                                           I-SITES INC.
                                   (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                FOR THE PERIOD FROM APRIL 9, 1999 (INCEPTION) TO DECEMBER 31, 2001

                                              COMMON STOCK

                                                                           ACCUMULATED
                                                                             DEFICIT
                                                                             DURING
                                                               PAID IN     DEVELOPMENT
                                        SHARES      AMOUNT     CAPITAL        STAGE        TOTAL
                                       ---------  ----------  ----------  -------------  ---------
Private placement issue of common
stock on April 7, 1999 for cash of
$.10 per share                          600,000  $      600  $    5,400  $          -   $  6,000

Issuance of common stock at $.10 per
share for management services on
April 6, 1999.  The value of the
services was determined by the Board
of Directors.                          1,500,000       1,500      13,500                   15,000

Net loss from operations - 12/31/99                                            (16,750)   (16,750)
                                       ---------       -----      ------       --------   --------

BALANCE DECEMBER 31, 1999              2,100,000       2,100      18,900       (16,750)     4,250

Net loss from operations - 12/31/00                                               (874)      (874)
                                       ---------       -----      ------       --------    -------

BALANCE DECEMBER 31, 2000              2,100,000       2,100      18,900       (17,624)     3,376

Sale of Common Stock                     502,515         503      49,749                   50,252

Net loss from operations - 12/31/01                                             (3,689)    (3,689)
                                       ---------       -----      ------       --------  ---------

BALANCE DECEMBER 31, 2001              2,602,515  $    2,603  $   68,649  $    (21,313)  $ 49,939
                                       =========  ==========  ==========  =============  =========

The accompanying notes and Auditor's report should be read in conjunction with these financial statements.

                                     I-SITES INC.
                             (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF CASH FLOW FOR
    THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND FOR THE PERIOD FROM APRIL 5, 1999
                           (INCEPTION TO DECEMBER 31, 2001)



                                       FISCAL YEAR     FISCAL YEAR     APRIL 5, 1999
                                          ENDED           ENDED        (INCEPTION) TO
                                       DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
                                      --------------  --------------  ----------------
                                           2001            2000             2001
                                      --------------  --------------  ----------------
CASH FLOW FROM OPERATING ACTIVITIES:

Net loss                              $      (3,689)  $        (874)  $       (21,313)
                                      --------------  --------------  ----------------

Non Cash distribution of common
stock                                           124                            15,124
Accounts payable

NET CASH FLOW PROVIDED FROM
OPERATING ACTIVITIES:                        (3,565)           (874)           (6,189)
                                      --------------  --------------  ----------------

CASH FLOW FROM INVESTING
ACTIVITIES:

Development of online
software                                    (13,500)              -          (13,500)
                                      --------------  --------------  ----------------

NET CASH FLOW FROM INVESTING
ACTIVITIES:                                 (13,500)                         (13,500)
                                      --------------  --------------  ----------------

Cash flow from financing activities

Proceed from issuance of
common stock                                 50,252               -            56,252
                                      --------------  --------------  ----------------

NET CASH FLOW FROM FINANCING
ACTIVITIES:                                  50,252               -            56,252
                                      --------------  --------------  ----------------

Net increase in cash flow                    33,187            (874)           36,563

Beginning cash                                3,376           4,250                 -
                                      --------------  --------------  ----------------

ENDING CASH                           $      36,563   $       3,376   $        36,563
                                      ==============  ==============  ================

The accompanying notes and Auditor's report should be read in conjunction with these financial statements.

                                  I-SITES INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1 - ORGANIZATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL BUSINESS ACTIVITY

Organization  and  Principal  Business  Activity

I-Sites Inc. (the "Company") was incorporated as Rocky's Restaurant, Corp. on April 5, 1999 under the laws of the State of Florida. The year-end is December
31. The Board of Directors changed the name of the Company to Interactive Entertainment Concepts, Inc. on September 21, 2000, and to I-Sites, Inc. on September 5, 2001.

The Company is considered to be in its development stage and the accompanying financial statements represent those of a development stage company. All costs associated with the startup phase of the organization have been expensed in the current period as per Statement of Position 98-5.

The Company will provide an online interactive retail shopping mall for the general public. The Company is currently in negotiations with various vendors to establish the Company's business.

Concentration  of  Credit  Risk

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash. Additionally, the Company maintains cash balances in bank deposit accounts, which, at times, may exceed federally insured limits.

Cash  and  cash  equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Fair  Value  of  Financial  Instruments

The carrying amounts of financial instruments including cash, accounts receivable, accounts payable and accrued expenses approximate fair value as of December 31, 2001, as a result of the relatively short maturity of these instruments.

Long-Lived  Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. At December 31, 2000 and December 31, 2001 the Company determined there was no impairment.

Net  Loss  Per  Share

The Company computes net loss per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic earnings per share (EPS) is computed by dividing the net loss from operations for the period by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common stock issuable through stock based compensation including stock options, restricted stock awards, warrants and other convertible securities. Diluted EPS is not presented since the effect is antidilutive.

Recently  Issued  Accounting  Pronouncements

The Company does not believe that any recently issued, but not yet effective accounting standards, have a material effect on the Company's consolidated financial position, results of operations or cash flows.

Income  Taxes

The Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards (SFAS) No 109 "Accounting for Income Taxes", which requires companies to use the asset and liability method of accounting form income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequence of temporary differences by applying enacted statutory tax rates applicable to future years differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Pursuant to SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Under the deferred method, deferred taxes were recognized using the tax applicable to the year of the calculation and were not adjusted for subsequent changes in tax rates.

NOTE  2  -  PROPERTY  AND  EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation. Expenditures for ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized using the straight-line method over the estimated useful life of the asset. The Company has elected to capitalize the costs related to the development its software following the guidelines of the AICPA's Statement of Position (SOP) 98-1 which states that application and development cost associated with the purchase or development of software that is for the internal use of a company, shall be capitalized and depreciated over the estimated useful life of the software. For the year ended December 31, 2001 the Company had not recognized amortization expense related to the software development, since the product was still in the development stages and not yet available for use by the Company.

     Software  development  costs  at  December  31,  2001            $  13,500


NOTE  3  -  STOCKHOLDERS'  EQUITY

The Company has authorized 50,000,000 share of common stock and 5,000,000 shares of preferred stock at a par value of $0.001 per share for common and $0.001 per share for preferred. As of the date of these financial statements, none of the preferred stock has been issued. On April 6, 1999, the Board of Directors of the Company approved the issuance of 1,500,000 shares of common stock at a price of $.10 per share for management services rendered. On April 7, 1999 the Company issued 600,000 shares of common stock pursuant to the exemptions of the Securities Act of 1933 Rules 504 and/or 506 of Regulation D, at an offering price of $.01 per share in order to raise operating capital.

On August 8, 2001 and September 4, 2001, the Company issued an additional 100,000 and 402,515 shares respectively at a price of $0.10 per share to one investor in exchange for $10,000 and $40,251 respectively, which funds were used for working capital.


NOTE  4  -  INCOME  TAXES

The tax effect of loss carry forwards and the valuation allowance that give rise to deferred tax assets are as follows:

                                    December 31,    December 31,    December 31,
                                       2001            2000            1999
                                       ----            ----            ----
Net Operating loss carry forwards     $3,689          $2,644          $2,513
Less valuation allowance              (3,689)         (2,644)         (2,513)
                                      ------          -------         -------
Deferred tax Assets                   $    0          $     0         $    0
                                      ======          =======         ======

As of December 31, 2000, the Company had net operating loss carry forwards available to offset future taxable income of approximately $21,035, which expire in various years through 2020. The Company uses the lowest marginal U.S. corporate tax rate of 15% to determine deferred tax amounts and the related valuation allowance because the Company had no taxable earnings through December 312001.

The reconciliation of income tax benefit resulting from applying US federal statutory tax rates to pretax loss and the reported amount of income tax benefit is as follows:

                                                     2001     2000      1999
                                                     ----     ----      ----
Tax benefit at federal statutory rate of 15%        $ 553    $ 131    $ 2,513
Increases in valuation allowance                     (553)    (131)    (2,513)
                                                    -----    -----     -------
                                                    $   0    $   0    $     0
                                                    ======   ======   ========

For the year ended December 31, 2000 and nine-month period ended December 31, 2001, the Company had losses.


NOTE  5  -  COMMITMENTS

In November 2001 the Company entered into an agreement with Diversified Business Concepts, Inc. and Pyxis Technology Solutions Limited, to develop a software program to offer visitors to the Company website real-time pricing on products. The total contractual commitment is estimated to be $45,000 and is projected to be completed in 3 months. The Company will capitalize the costs related to the development of its software as per Note 2, Property and Equipment.

The  Company  leases  office  space  on  a  month-to-month  basis.

Rent expense charged to operations under the operating leases was $680 and $218 for the years ended December 31, 2000 and December 31, 2001, respectively.

There  are  no  future  minimum  obligations  under  the  operating  lease.


                                       I Sites, Inc.
                               (A Development Stage Company)
                                      Balance Sheets
                                        (Unaudited)

                                         SEPTEMBER 30,

                                                                       2002        2001
                                                                    -----------  ---------
ASSETS

Cash                                                                $  589,804   $      -


TOTAL CURRENT ASSETS                                                   589,804          -
------------------------------------------------------------------  -----------  ---------


Fixed assets - net                                                     143,503          -

TOTAL ASSETS                                                        $  733,307   $      -
==================================================================  ===========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                    $   21,438   $      -

Accrued payroll taxes                                                   25,561

Accrued expenses                                                         6,958

TOTAL LIABILITIES                                                       53,957          -
------------------------------------------------------------------  -----------  ---------

STOCKHOLDERS' EQUITY

Common stock, $.001 par value, 50,000,000 shares authorized at
September 30, 2002 and 2001; 3,630,915 shares issued and
outstanding at September 30, 2002 and 2,100,000 shares issued and
outstanding at September 30, 2001.                                       3,631      2,100

Additional paid in capital                                           1,096,021     18,900

Accumulated deficit during the development stage                      (420,302)   (21,000)


TOTAL STOCKHOLDERS' EQUITY                                             679,350          -
------------------------------------------------------------------  -----------  ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  733,307   $      -
==================================================================  ===========  =========



The accompanying Notes should be read in conjunction with these financial statements.



I  Sites,  Inc.
                                          (A Development Stage Company)
                                               Statements of Income
                                                   (Unaudited)


                          For the three    For the three    For the nine     For the nine
                          months ended     months ended     months ended     months ended       April 5, 1999
                          September 30,    September 30,    September 30,    September 30,      (Inception) to
                              2002             2001             2002             2001         September 30, 2002
                         ---------------  ---------------  ---------------  ---------------  --------------------

REVENUES                 $            -   $            -   $            -   $            -   $                 -
                         ---------------  ---------------  ---------------  ---------------  --------------------

COST OF GOODS SOLD                    -                -                -                -                     -
                         ---------------  ---------------  ---------------  ---------------  --------------------

GROSS PROFIT                          -                -                -                -                     -
                         ---------------  ---------------  ---------------  ---------------  --------------------

EXPENSES

Salaries                         94,773                           100,093                                100,093
Payroll taxes                     6,606            3,000            7,250            3,000                 7,250
Marketing                       104,200                           104,200                                104,200
Contract services                66,754                            66,754                                 66,754
Accounting fees                  28,028                            30,278                                 34,778
Consulting services              27,125                            27,125                                 27,125
Legal fees                       18,601                            18,601                                 33,601
Office                           10,813                            10,813                                 10,813
Telephone                         9,323                            10,035                                 10,035
Lease expenses (note 6)          12,600                            13,908                                 14,220
Supplies                            532                             4,367                                  4,367
Repairs & maintenance             1,666                             1,666                                  1,666
Transfer agent fees                 114                             1,614                                  1,864
Utilities                           780                               780                                    780
Licenses & permits                  471              159              630              159                 1,526
Depreciation                        465                               465                                    465
Travel                              340                               340                                    340
Bank service charge                  (3)             218               72              218                   425


TOTAL EXPENSES                  383,188            3,376          398,991            3,376               420,302
-----------------------  ---------------  ---------------  ---------------  ---------------  --------------------

NET LOSS                 $     (383,188)  $       (3,376)  $     (398,991)  $       (3,376)  $          (420,302)
=======================  ===============  ===============  ===============  ===============  ====================


EARNINGS PER SHARE:
           BASIC         $        (0.11)  $            -   $        (0.11)  $            -   $             (0.12)
=======================  ===============  ===============  ===============  ===============  ====================


The accompanying Notes should be read in conjunction with these financial statements.


                                                     I Sites, Inc.
                                             (A Development Stage Company)
                                                Statements of Cash Flow
                                                      (Unaudited)


                                                                                                       April 5, 1999
                                                                         For Nine Months Ended        (Inception) to
                                                                              September 30,            September 30,
                                                                                   2002               2001      2002
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss                                               $                         (398,991)  $      (3,376)   $(420,302)

Non-cash adjustments:
Depreciation                                                                          465                          465


Adjustments to reconcile net loss to net cash used in operating activities:

Increase in accounts payable                                                       21,314                       21,438
Increase in accrued payroll taxes                                                  25,561                       25,561
Increase in accrued expenses                                                        6,958                        6,958
Increase (decrease) in stockholder loans                                                           (1,000)


NET CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                                 (344,693)         (4,376)    (365,880)
-----------------------------------------------------  -----------------------------------  ----------------  ---------

CASH FLOW FROM INVESTING ACTIVITIES:

Development of online software                                                   (109,291)             -      (122,791)
Purchase of computers and equipment                                               (21,177)             -       (21,177)


NET CASH FLOW FROM INVESTING ACTIVITIES                                          (130,468)             -      (143,968)
-----------------------------------------------------  -----------------------------------  ----------------  ---------

CASH FLOW FROM FINANCING ACTIVITIES:

Proceeds from issuance of common stock                                          1,028,400              -     1,099,652


NET CASH FLOW FROM FINANCING ACTIVITIES                                         1,028,400              -     1,099,652
-----------------------------------------------------  -----------------------------------  ----------------  ---------

Net increase (decrease) in cash flow                                              553,240          (4,376)     589,804
Beginning cash                                                                     36,564           4,376


ENDING CASH - SEPTEMBER 30, 2002                       $                          589,804   $          -     $ 589,804
-----------------------------------------------------  -----------------------------------  ----------------  ---------



The accompanying Notes should be read in conjunction with these financial statements.

NOTE 1 - ORGANIZATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL BUSINESS ACTIVITY

Organization  and  Principal  Business  Activity

I Sites, Inc. (the "Company"), was initially incorporated as Rocky's Restaurant Corp. on April 5, 1999 under the laws of the State of Florida. On September 21, 2000, the Company changed its name to Interactive Entertainment Concepts, Inc. On September 5, 2001, the Company changed its name to I Sites, Inc. The Company's fiscal year-end is December 31.

The Company is considered to be in its development stage and the accompanying financial statements represent those of a development stage company. All costs associated with the startup phase of the organization have been expensed in the current period pursuant to Statement of Position 98-5.

The Company plans to establish an online interactive retail shopping mall for the general public. Purchases will be drop shipped directly to the customers, which will avoid the necessity of inventory. The Company is currently in preparing to open its online business.

Concentration  of  Credit  Risk

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash. Additionally, the Company maintains cash balances in bank deposit accounts, which, at times, may exceed federally insured limits.

Cash  and  Cash  Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Fair  Value  of  Financial  Instruments

The carrying amounts of financial instruments including cash, accounts payable and accrued expenses approximate fair value as of September 30, 2002 and September 30, 2001, as a result of the relatively short maturity of these instruments.

Long-Lived  Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. At September 30, 2002 and September 30, 2001, the Company determined there was no impairment.

Net  Loss  Per  Share

The Company computes net loss per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic earnings per share is computed by dividing the net loss from operations for the period by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur from common stock issuable through stock based compensation including stock options, restricted stock awards, warrants and other convertible securities. Diluted earnings per share is not presented since the effect is antidilutive.

Recently  Issued  Accounting  Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting standards will have a material effect on the Company's consolidated financial position, results of operations or cash flows.

Income  Taxes

The Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards (SFAS) No 109 "Accounting for Income Taxes", which requires companies to use the asset and liability method of accounting form income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequence of temporary differences by applying enacted statutory tax rates applicable to future years differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Pursuant to SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Under the deferred method, deferred taxes were recognized using the tax applicable to the year of the calculation and were not adjusted for subsequent changes in tax rates.

NOTE  2  -  PROPERTY  AND  EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation. Expenditures for ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized using the straight-line method over the estimated useful life of the asset. The Company has elected to capitalize the costs related to the development of its software following the guidelines of the AICPA's Statement of Position (SOP) 98-1 which states that application and development costs associated with the purchase or development of software that is for the internal use of a company, shall be capitalized and depreciated over the estimated useful life of the software. For the nine months ended September 30, 2002, the Company had not recognized amortization expense related to the software development, since the product was still in the development stages and not yet available for use by the Company.

                                                      AMOUNT           LIFE
                                                      ------           ----

Software development costs at September 30,2002    $  122,791           N/A
Computers & equipment                                  21,177         5 years
                                                   ----------
Total fixed assets                                    143,968
Less:  Accumulated depreciation
                                                          466
                                                   ----------
Net fixed assets                                   $  143,503
                                                   ==========

NOTE  3-  STOCKHOLDERS'  EQUITY

The Company's authorized capital consists of 50,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. As of the September 30, 2002, none of the preferred stock had been issued.

In April 1999, the Company issued 1,500,000 shares of common stock at $.10 per share to a third party for management services. In April 1999, the Company issued 600,000 shares of common stock at a price of $.01 per share in a private placement to individual investors.

In August 2001 and September 2001, the Company issued 100,000 and 402,515 shares, respectively, at a price of $0.10 per share to its principal stockholder.

In June 2002, the Company issued 80,000 shares of common stock to its principal shareholder in payment of an $80,000 loan made to the Company in February 2002.

In June 2002, the Company issued 35,000 shares of common stock at a price of $1.00 per share in a private placement to individual investors.

In the third quarter of 2002, the Company issued 913,400 shares of common stock at a price of $1.00 per share to individual investors.

NOTE  4  -  INCOME  TAXES

The tax effect of loss carry forwards and the valuation allowance that give rise to deferred tax assets are as follows:

                                     September 30,   December 31,   December 31,
                                        2002            2001           2000
                                        ----            ----           ----

Net operating loss carry forwards     $ 392,033         $3,687        $  17,624

Less  valuation  allowance             (392,033)        (3,687)         (17,624)
                                      ------------------------------------------
Deferred  tax  assets                 $   -0-           $  -0-        $    -0-
                                      ==========================================

As of September 30, 2002, the Company had net operating loss carry forwards available to offset future taxable income of approximately $62,002 which expire in various years through 2022. The Company uses the lowest marginal U.S. corporate tax rate of 15% to determine deferred tax amounts and the related valuation allowance because the Company had no taxable earnings through September 30, 2002.

The reconciliation of income tax benefit resulting from applying US federal statutory tax rates to pretax loss and the reported amount of income tax benefit is as follows:

                                             2002           2001          2000
                                             ----           ----          ----

Tax benefit at federal statutory
rate of 15%                              $  58,505        $  553       $  2,644

Increases in valuation allowance           (58,805)       (  553)      (  2,644)
--------------------------------------------------------------------------------
                                         $   -0-          $  -0-       $   -0-
================================================================================


For the nine months ended September 30, 2002, and the years ended December 31, 2001 and 2000, the Company had losses.

NOTE  5  -  STOCKHOLDER  LOAN

In February 2002, the Company borrowed $80,000 from its principal shareholder. The loan was payable on demand and bore interest at a rate of 8% per annum. In June 2002, the Company repaid the principal balance of the loan through the issuance of 80,000 shares of common stock valued at $1.00 per share. The accrued interest, which was forgiven by the lender, would have represented the carrying costs of the loan from inception to the payment date.

NOTE  6  -  COMMITMENTS

The Company leases office space on a month-to-month basis. Rent expense charged to operations under the operating lease was $13,908 for the nine months ended September 30, 2002. On July 1, 2002, the Company moved to its present facility of 1,130 square feet which has a monthly rent expense to $4,200.

There  are  no  future  minimum  obligations  under  the  operating  lease.

In September, 2002, the Company entered into a one-year agreement with Pyxis Technology Solutions Ltd. pursuant to which Pyxis agreed to provide software development and maintenance services to the Company. The terms of the agreement include a minimum payment of $6,000 a month for the services to be rendered under the agreement. To date, the services provided under this agreement have consisted of software enhancements and modifications, rather than maintenance. Therefore, the monthly services have been capitalized as part of the development costs of the software.

                                    EXHIBIT A


                             SUBSCRIPTION AGREEMENT


I-Sites, Inc.
1021 Ives  Dairy Road, Bldg. 3, Suite 117
Miami, Florida 33179

Attn:  Mr. Brian Cohen


Gentlemen:

     1. SUBSCRIPTION. The undersigned hereby subscribes to purchase shares (the "Shares") of the common stock, par value $0.001 per share (the "Common Stock"), of I-Sites, Inc., a Florida corporation (the "Company"), on the terms and conditions of this Agreement.

     2. RECEIPT OF PROSPECTUS. The undersigned hereby acknowledges that the undersigned has received a copy of the Company's Prospectus, dated as of ________, 2003 (the "Prospectus"), with respect to the offering of the Common Stock.

     3. PURCHASE OF SHARES. The undersigned hereby subscribes for the number of Shares specified below:


Number of Shares to be purchased:
(minimum of 200 Shares)                ____________  Shares


Price  per  Share:                                 x  $5.00


Total  purchase  price:                $__________________


Amount of enclosed check:
($5.00 per Share times
number of Shares purchased)            $__________________


     4. PAYMENT OF PURCHASE PRICE. The undersigned has enclosed with this Agreement the undersigned's personal check (or a certified check, bank check or money order) payable to " I-Sites, Inc." in payment for the number of Shares listed in Section 3.

     5. TITLE TO SHARES. The undersigned hereby requests that the Shares be issued as follows:

TITLE TO BE TAKEN - (check  one)
                                        _______________________________
(  )  Individual  ownership             (Name  as  it  should  appear  on  the
                                        Company's stock register - two names
                                        for joint owners - please print or type)
(  )  Joint  tenants  with  right
      of  survivorship

(  )  Other-specify:  ________________
                                        ________________________________
                                        (Residence  Address)

Social  Security  No.  or               ________________________________
Taxpayer  Identification  No:           (Home  Phone)
                                        ________________________________
________________________________        (Business  Phone)


     6.     CERTAIN  ACKNOWLEDGMENTS.  The  undersigned  is  fully  aware  that:

     (a) The subscription offer set forth in this Agreement may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

     (b) The subscription offer set forth in this Agreement is and shall be irrevocable, except as set forth in the Prospectus, provided that the undersigned shall have no obligations under this Agreement in the event that the subscription offer set forth in this Agreement is rejected or the offering described in the Prospectus is canceled or withdrawn.

     (c) No federal or state agency has made any finding or determination as to the fairness of the offering for public investment, and no such agency has made any recommendation or endorsement of the Shares.

     (d)     There  is  no  public  market  for  the  Shares.

7.     MISCELLANEOUS

     (a) MODIFICATION. Neither this Agreement nor any provisions of this Agreement shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     (b) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments contained in this Agreement shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

     (c) ASSIGNABILITY. This Agreement is not transferable or assignable by the undersigned. Any purported transfer or assignment by the undersigned shall be null and void.

     (d) APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of Florida.


     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ____ day of ___________________, 2003.


                                        __________________________________
                                        Signature


                                        __________________________________
                                        Signature (Second signature required
                                        for joint ownership)

ACCEPTANCE  OF  SUBSCRIPTION:

     I-Sites, Inc. hereby accepts the subscription offer set forth in this Agreement for ________ Shares.



                                   I-SITES,  INC.


                                   By:  _______________________________
                                        Its:
                                        Name:

                                     PART II

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Our bylaws contain the broadest form of indemnification for our officers and directors and former officers and directors permitted under Florida law. Our bylaws generally provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contenders or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that her conduct was unlawful. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in any defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him in connection therewith. Any indemnification shall be made only if a determination is made that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made either (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by the shareholders who were not parties to such action, suit or proceeding. If neither of the above determinations can occur because the board of directors consists of a sole director or the Company is owned by a sole shareholder, then the sole director or sole shareholder shall be allowed to make such determination. Expenses incurred in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company. The indemnification provided shall be in addition to the indemnification rights provided pursuant to Chapter 607 of the Florida Statutes, and shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Reference is made to the following documents filed as Exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

DOCUMENT                                            EXHIBIT  NUMBER


Registrant's  Articles  of  Incorporation                   3.1
Registrant's  Bylaws                                        3.2

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the costs and expenses payable in connection with the sale of the common stock being registered hereby. All amounts are estimates, except the registration fee.

ITEM                                                    AMOUNT
SEC  registration  fee                                     184
Blue  sky  fees  and  expenses                           5,000
Printing  and  engraving  expenses.                      5,000
Legal  fees  and  expenses                              20,000
Auditors'  fees  and  expenses                           3,000
Transfer  agent  and  registrar  fees                    1,500
Miscellaneous  expenses                                    316
                                                       _______
TOTAL                                                  $35,000



ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     The following information sets forth certain information with respect to all securities which we have sold in the past three years. We did not pay any commissions in connection with any of these sales.

     The following information sets forth certain information with respect to all securities which we have sold in the past three years. We did not pay any commissions in connection with any of these sales.

     In April 1999, we issued 1,500,000 shares of common stock to Diversified Business Concepts, Inc. in exchange for services valued at $15,000 or $.01 per share. This transaction was made in reliance upon Section 4(2) of the Securities Act of 1933.

     In April 1999, we sold 600,000 shares of common stock to Diversified and 25 other individual investors at a price of $.01 per share, or a total of $6,000. Diversified purchased 500,000 of these shares and individual investors acquired the remaining 100,000 shares. Four of the purchasers were accredited investors, and the remainder were non-accredited investors. The non-accredited investors were: Shirley Delgado, Samera Diaco, Jorge Lopez, Warren Lugo, Toniann Pezzuto, David Pretty, Cathy Rucker, Brian Greene, Steve Sarna, Rick Zalecki, Cindy L. Conway, Leah R. Douglas, Barbara Ramirez, David Knapp, Melissa F. Platt, Betty
F. Rowland, Alva B. Moody Jr., Jean W. Pangburn, Steven Sinitch, Martin Sinitch and Beth Zuktzer. None of the individual investors were affiliates of Diversified or us. This transaction was made in reliance upon the exemption for registration provided by Rule 504 of Regulation D under the Securities Act of 1933.


     In August 2001, we sold 100,000 shares of common stock to our principal shareholder, Inspectedsites, at a price of $.10 per share. This transaction was made in reliance upon Section 4(2) of the Securities Act of 1933.

     In September 2001, we sold 402,515 shares of common stock to Inspectedsites for a price of $.10 per share. This transaction was made in reliance upon
Section  4(2)  of  the  Securities  Act  of  1933.

     In June 2002, we issued 80,000 shares of common stock to InspectedSites for a price of $1.00 per share in payment of the principal balance of a loan made in February 2002. This transaction was made in reliance upon Section 4(2) of the Securities Act of 1933.

     Between June and November 2002, we sold 1,280,600 shares of common stock to 89 individual investors at a price of $1.00 per share. Each of the purchasers was an accredited investor. None of them were affiliates of our company. These shares were offered and sold in reliance upon Section 4(2) of the Securities Act of 1933.

ITEM  27.  EXHIBITS.

     (a)     Exhibits

Exhibit Number           Document/ Exhibit
--------------           -----------------
3.1                      Articles  of  Incorporation*

3.2                      Bylaws*

3.3                      Amendment to Articles of Incorporation**

5.1                      Opinion  of  Shutts  &  Bowen  LLP

10.1 Retail Web Project dated as of November 9, 2001 by and between I-Sites, Inc., Diversified Business Concepts, Inc. and Pyxis Technology Solutions Limited*

10.2 E-Store Web Project Agreement dated as of November 9, 2001 by and between I-Sites, Inc., Diversified Business Concepts, Inc. and Pyxis Technology Solutions Limited*

10.3 Software Maintenance Agreement dated as of September 1, 2002 by and between Pyxis Technology Solutions Limited and I-Sites, Inc.***

23.1                     Consent  of  Siegelaub  Lieberman  &  Associates,  P.A.

23.2                     Consent of Shutts & Bowen LLP (included in Exhibit 5.1)


*   Incorporated by reference from the Company's Form 10-SB filed May 15, 2002.

**  Incorporated  by  reference  from  the Company's Form 8-K filed February 10,
2003.

*** Incorporated by reference from the Company's Second Amendment to Form 10-SB filed October 10, 2002.


ITEM  28.  UNDERTAKINGS.

The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement; (iii) To include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on February 11, 2003.



                                  I-SITES,  INC.


                                  By:     /s/  Brian D. Cohen
                                  ---------------------------------------------
                                          Brian D. Cohen
                                          President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorized Brian D. Cohen, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

              Name                     Title                        Date
              ----                     -----                        ----

      /s/ Brian D. Cohen
   ------------------------          President,               February 11, 2003
          Brian D. Cohen             Director,
                                     Chief Financial Officer


      /s/ Nathan Cohen
   ------------------------    Vice President and Director    February 11, 2003
          Nathan Cohen

EXHIBIT  INDEX

EXHIBIT
NUMBER          EXHIBIT
------          -------


5.1          Opinion  of  Shutts  &  Bowen  LLP

23.1         Consent  of  Siegelaub  Lieberman  &  Associates,  P.A.